UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American River Bankshares

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AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2018

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 17, 2018 at 3:00 p.m. Pacific Time, at the Rancho Cordova City Hall, American River Room North, 2729 Prospect Park Drive, Rancho Cordova, CA 95670 for the following purposes:

1.	Election of Directors. To elect nominees, Nicolas C. Anderson, Kimberly A. Box, Charles D. Fite, Jeffery Owensby, David E. Ritchie, Jr., William A. Robotham, Stephen H. Waks, Philip A. Wright, and Michael A. Ziegler to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2.	Ratification of Independent Registered Public Accounting Firm. To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
3.	Executive Compensation. To hold an advisory (non-binding) vote to approve named executive officer compensation.
4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 26, 2018 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Waks
Dated: April 6, 2018	Corporate Secretary

Please sign and return the enclosed Proxy Card (“PROXY”) as promptly as possible and indicate if you will attend the meeting in person. ALTERNATIVELY, a shareholder can choOse to vote by telephone or by using the internet as indicated on the proxy. if you vote by telephone or electronically through the internet, you do not need to return the proxy. please refer to the proxy statement AND PROXY for a more complete description of the procedures for telephone and internet voting.

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AMERICAN RIVER BANKSHARES

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2018

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 17, 2018, at 3:00 p.m. Pacific Time, at the Rancho Cordova City Hall, American River Room North, 2729 Prospect Park Drive, Rancho Cordova, CA 95670 for the following purposes and at any and all postponements or adjournments thereof. Only shareholders of record on March 26, 2018 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 5,883,781 of the Company’s no par value common stock. Directions to the Meeting can be found later in this proxy statement.

Revocability of Proxies

A proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year, and “FOR” approval on an advisory (non-binding) basis of the Company’s named executive officer compensation. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement and materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

Voting Securities

On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

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Votes cast will be counted by the Inspector of Election for the Meeting.  Approval of any proposal (other than the election of directors) requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting which also constitutes a majority of the required quorum (unless a greater number is required as described in a proposal).  In the election of directors, the nine (9) nominees receiving the highest number of affirmative votes will be elected.  Shares represented by proxies that reflect abstentions or “broker non-votes” will be treated by the Inspector of Election as shares present and entitled to vote for purposes of determining the presence of a quorum; however, broker non-votes will not be treated as shares voted on any proposal and therefore will have no effect upon the outcome of any proposal.  Abstentions will not be treated as affirmative votes on any proposal at the Meeting and will have the same effect as a vote “against” a proposal (other than the election of directors proposal) if the affirmative votes in favor of a proposal are less than a majority of the required quorum.  “Broker non-votes” means shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member.

Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the proxy.

Any shareholder may choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy. Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded. The Company believes these procedures are consistent with the requirements of applicable law. If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

If you vote by telephone or Internet, your vote must be received by 1:00 a.m., Eastern Time, on May 17, 2018 to ensure that your vote is counted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 26, 2018, concerning the equity ownership of the Company’s directors, director-nominees, and the executive officers named in the “Summary Compensation Table” in this proxy statement, shareholders known to us to beneficially own more than 5% of our common stock, and directors, director-nominees, and executive officers as a group. Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change in control of the Company. The table below does not include David T. Taber, who resigned from all positions with the Company and American River Bank on October 31, 2017 and Loren E. Hunter, who resigned from all positions with the Company and American River Bank on January 3, 2018.

	Amount and Nature of
Name and Address (1) of Beneficial Owner	Beneficial Ownership		Percent of Class(2)
Nicolas C. Anderson	—	(3)	—
Kevin B. Bender	31,192	(4)	0.5%
Kimberly A. Box	18,724	(5)	0.3%
Mitchell A. Derenzo	74,439	(6)	1.3%
Charles D. Fite	172,457	(7)	2.9%
Jeffery Owensby	6,515		0.1%
Dennis F. Raymond	—	(8)	—
David E. Ritchie	11,663	(9)	0.2%
William A. Robotham	96,982	(10)	1.6%
Stephen H. Waks	76,810	(11)	1.3%
Philip A. Wright	83,721	(12)	1.4%
Michael A. Ziegler	24,484	(13)	0.4%

All directors, director-nominees, and executive officers as a group (11 persons)	596,987	(14)	10.1%

5% or Greater Owners of Voting Securities	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
Basswood Capital Management, L.L.C.	635,735	(15)	10.8%
645 Madison Avenue, 10th Floor,
New York, NY 10022

Maltese Capital Management, LLC	505,354	(16)	8.6%
150 East 52nd Street, 30th Floor, New
York, NY 10022

Dimensional Fund Advisors LP	365,922	(17)
6300 Bee Cave Road Building One			6.3%
Austin, TX 78746

The Banc Funds Company, LLC.	352,419	(18)	6.0%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

Firefly Value Partners, LP	331,533	(19)	5.6%
601 West 26th Street, Suite 1520
New York, NY 10001

(1)	The address for all persons listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.
(2)	Includes shares subject to stock options exercisable within 60 days of the Record Date and restricted shares.
(3)	Mr. Anderson was named to the Board of Directors effective March 22, 2018.
(4)	Includes 14,909 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 7,069 restricted shares.
(5)	Includes 1,247 restricted shares.
(6)	Includes 12,579 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 7,205 restricted shares.
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(7)	Includes 2,785 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,627 restricted shares.
(8)	Mr. Raymond joined the Company as its Executive Vice President and Chief Lending Officer on December 7, 2017.
(9)	Mr. Ritchie was appointed to the Company’s and American River Bank’s Boards of Directors and to the position of President and Chief Executive Officer effective November 6, 2017. Includes 11,663 restricted shares.
(10)	Includes 2,785 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,247 restricted shares.
(11)	Includes 2,785 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,247 restricted shares.
(12)	Includes 4,360 shares which Mr. Wright has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,247 restricted shares.
(13)	Includes 2,785 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,247 restricted shares.
(14)	Includes 42,988 shares subject to stock options exercisable within 60 days of the Record Date and 33,799 restricted shares.
(15)	This information is taken from a Schedule 13G/A as of December 31, 2017, filed with the SEC on February 9, 2018 by Basswood Capital Management LLC, which reflects ownership of 635,735 shares.
(16)	This information is taken from a Schedule 13G/A as of December 31, 2017, filed with the SEC on February 5, 2018 by Maltese Capital Management LLC, which reflects ownership of 505,354 shares.
(17)	This information is taken from Schedule 13G/A as of December 31, 2017, filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP, which reflects ownership of 365,922 shares
(18)	This information is taken from Schedule 13G/A as of December 31, 2017, filed with the SEC on February 13, 2018 by The Banc Funds Company, L.L.C., which reflects ownership of 352,419 shares.
(19)	This information is taken from Schedule 13G/A as of December 31, 2017, filed with the SEC on February 14, 2018 by Firefly Value Partners, LP, which reflects ownership of 331,533 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the authorized range by, among other means, (i) a resolution duly adopted by the Board of Directors; or (ii) a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present; or (iii) by the written consent of the holders of a majority of the outstanding shares entitled to vote.

The Board of Directors has nominated the nine (9) incumbent directors named below for election as directors of the Company and to apprise you of their qualifications to serve as directors, we include the information below concerning each of the nominees, as of the Record Date, that each nominee has given us regarding age, current positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Nominating Committee to recommend that our Board of Directors nominate these individuals, all of the nominees have a reputation for honesty, integrity and adherence to high ethical standards. The Nominating Committee also believes that the nominees possess the willingness to engage management and each other in a positive and collaborative fashion, and are prepared to make the significant commitment of time and energy to serve on our Board of Directors and its committees. The following persons are the nominees of the Board of Directors for election to serve for a one-year term until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified:

NICOLAS C. ANDERSON Age: 33, Director since 2018; Principal Occupation: Chief Executive Officer, Capitol Digital & Califorensics, 2015 – Present; Managing Partner, Elm Grove Partners; 2013 – Present.

Mr. Anderson is Chief Executive Officer of Capitol Digital & Califorensics, a company that provides digital forensics and high-value digital discovery services to law firms, corporations and government agencies.  Headquartered in Sacramento, the company has been operating in the region for over 20 years.  Mr. Anderson is also currently a managing Partner of Elm Grove Partners, a private investment firm headquartered in New Haven, Connecticut, organized to acquire and operate companies in the lower middle market.  He has been involved in a variety of community-based organizations including presently, a mentor in “Streetwise Partners,” a New York based program that matches aspiring professionals from low income backgrounds with career mentors to provide them the support and guidance they may not receive elsewhere to reach their career goals.  Mr. Anderson graduated from Harvard University with an AB in Economics (Bachelor of Arts degree in Economics) and graduated with Distinction from the Harvard Business School with a Master of Business Administration degree.  We believe that Mr. Anderson’s strong educational background, financial and investment experience as well as being a CEO directing strategy and operations of an expanding company qualifies him to serve on our Board of Directors.

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KIMBERLY A. BOX Age: 58, Director since 2012; Principal Occupation: President & CEO since 2017 and President & COO since 2016, of Gatekeeper Innovation, Inc.; President & CEO, Kamere, Inc. since 2011.

Ms. Box is President and CEO of Gatekeeper Innovation, Inc., a company that provides products for medication safekeeping. She is a former Hewlett Packard Vice President with vast experience in the IT industry. Over her career, she has led IT outsourcing services, product engineering and support services including leading a $1 billion global organization. Ms. Box is also very active in the community, having served on the board of directors of several not-for-profit organizations including the local chapter of the American Red Cross. She is also a dynamic international keynote speaker on topics including leadership, diversity, transformation and has authored the book, “Woven Leadership – The Power of Diversity to Transform Your Organization for Success.” Ms. Box is currently Chairman of American River Bank’s Loan Committee. Her extensive experience in the IT industry, her entrepreneurial acumen and her active involvement in the community provides valuable insight and contribution to our Board of Directors.

CHARLES D. FITE Age: 60. Director since 1993; Principal Occupation: President, Fite Development Company in Sacramento since 1980. President, Fite Properties Inc. since 1999 and President, Fite Construction Inc. since 1999.

Mr. Fite is President of the Fite Development Company, founded in 1970 by D. Bruce Fite.  As President, Mr. Fite is involved in all aspects of the company’s operations including development, management, marketing and financing of both existing and proposed projects.  Mr. Fite serves as Chairman of the American River Bankshares Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities.  Mr. Fite is a licensed real estate broker and has over 30 years of experience as a real estate developer. He has been the Chairman of the Board of Directors of American River Bankshares since 2001.  Mr. Fite’s qualifications to serve as Chairman of our Board of Directors include his business acumen, integrity, leadership and knowledge of the commercial real estate market, as well as his community service.

JEFFERY OWENSBY Age: 60. Director since 2016; Principal Occupation: Partner, Kennaday Leavitt Owensby, PC, October 2016 to present. Partner, Rediger, McHugh & Owensby, LLP, November 2007 to October 2016.

Mr. Owensby is an Equity Partner at Kennaday Leavitt Owensby PC, a healthcare and employment legal practice. His 34 years of industry experience include top professional roles in labor and employment law. He is regularly called upon as a subject matter expert and is an active contributor pro bono with many philanthropic and community entities. Mr. Owensby serves on the Board of Directors of the American River Bankshares Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities. Mr. Owensby’s extensive legal experience, analytical capabilities and diligence in guiding organizations through complex decision-making processes makes him a great addition to the Board of Directors.

DAVID E. RITCHIE, JR. Age: 59. Director since 2017; Principal Occupation: President and Chief Executive Officer of American River Bankshares since 2017.

Mr. Ritchie’s prior roles include Senior Vice President and Regional Manager, Commercial Banking at US Bank, Executive Vice President and Regional Manager of Commercial Banking at One West Bank and 25 years in various leadership positions with Wells Fargo Bank. He attended University of Southern California and University of California, Irvine and holds a Bachelor of Arts degree in Economics. He has served on the board of directors of the San Juan Capistrano Chapter of Legatus and is past chairman of the board of directors of the Orangewood Children’s Foundation in Southern California, an organization he was involved with for thirteen years, among many other community roles. Mr. Ritchie’s extensive experience in the banking industry as well as his involvement in the community makes him highly qualified to serve on our Board of Directors.

WILLIAM A. ROBOTHAM Age: 76. Director since 2004; Principal Occupation: CPA, Former Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa since 1996.

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Mr. Robotham has been a Certified Public Accountant since 1967. He joined Pisenti & Brinker LLP in 1966, became a partner in 1969, managing partner in 1983 and executive partner in 1996. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. Mr. Robotham currently works in tax, general practice and management consulting for the firm. Mr. Robotham is currently Vice Chairman of the Board of Directors of American River Bankshares and serves as the Chairman of the Audit Committee for American River Bankshares. Mr. Robotham was a founding member and a director of North Coast Bank. He remained on the North Coast Bank board of directors until 2003 when North Coast Bank was merged into American River Bank. He joined the American River Bank Board of Directors in 2004. Mr. Robotham has also been the President of Randal Nutritional Products, Inc. (“Randal”) since 2000. Randal is based in Santa Rosa and has been manufacturing nutritional products since 1947. Mr. Robotham is also a founding member of the Board of Directors of the American River Bankshares Foundation and serves as the Foundation’s Vice Chairman. Mr. Robotham’s experience in public and private business and his more than 40 years of experience in the field of public accounting led us to conclude he should serve on our Board of Directors.

STEPHEN H. WAKS Age: 71. Director since 1986; Principal Occupation: Attorney-at-Law; Owner of Stephen H. Waks, Inc. dba Waks Law Firm since 1979.

Mr. Waks has been a practicing attorney since 1974, and has practiced law in Sacramento since 1977. His law practice has focused on real estate law, tax law and business law. In his law practice, Mr. Waks has developed expertise in dealing both on a business level and on a legal level with many banks and financial institutions. He has also represented many clients as they negotiated and documented business and real estate loans. His knowledge of the real estate market and his experience has made him knowledgeable about the opportunities that exist for a community bank to improve its services and operations and makes his continued service on our Board of Directors a valuable asset.

PHILIP A. WRIGHT Age: 71. Director since 2009; Principal Occupation: Real Estate Broker and President and Owner of Wright Investment Inc. dba Wright Realty since 1984; Developer, Wright Investment since 1984 and President, Trowbridge & Wright Investment Inc. since 1976.

Mr. Wright was a founding member of the board of directors of North Coast Bank and was its first Chairman from 1990 to 1995. He remained on the North Coast Bank Board of Directors until 2003 and joined the American River Bank Board of Directors in 2004 when the two banks merged.  Mr. Wright was named to the American River Bankshares Board of Directors in 2009.  Mr. Wright has been an active real estate agent/broker for over 40 years.  He owned a mortgage company for four years and presently manages his own real estate business.  Mr. Wright has been involved in subdividing and marketing land in Sonoma County since 1977, which included processing all governmental permits, project financing, budgets, construction bidding and overseeing construction of the final project.  Mr. Wright’s extensive experience in the real estate business as well as in the banking industry qualifies him to serve as a member of our Board of Directors.

MICHAEL A. ZIEGLER Age: 73. Director since 2002; Principal Occupation: President and Chief Executive Officer of PRIDE Industries in Roseville, California.

As President/CEO of PRIDE Industries, Mr. Ziegler oversees a company with over $330 million in sales and more than 5,600 part-time and full time employees working throughout the country.  Mr. Ziegler attended San Francisco State University and completed his MBA at the University of San Francisco.  He was a graduate of the Stanford Small Business Executive Program and has an Honorary Ph.D. from the Golden Gate University.  His entrepreneurial background revolves around business ownership, sales/marketing and leadership. He serves on the board of directors of Greater Sacramento Area Economic Council, UC Davis Health System National Board of Advisors, Teichert Inc., California Chamber of Commerce, PRIDE Foundation, and he is a founding member of the board of directors and a senior fellow of the American Leadership Forum Mountain Valley Chapter.  Mr. Ziegler’s experience in running a large-scale company including his involvement in many academic and community activities makes him a valuable member of our Board of Directors.

All proxies will be voted for the election of the nine (9) nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld. All of the nominees are incumbent directors.

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If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

None of the Company’s directors, nominees for election as directors listed above, or executive officers listed on page 3 of this proxy statement, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, or executive officers. Except as disclosed above, no director or officer of the Company currently serves, or within the last five years has served, as a director of any public company, including any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940. None of the nominees were subject to any legal, judicial or administrative proceedings involving or based on violations of federal or state securities, commodities, banking or insurance laws and regulations or settlements thereof, involvement in mail or wire fraud or fraud in connection with any business entity, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, convictions in a criminal proceeding (excluding traffic violations and minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate, in each case within the last ten years.

Recommendation of Management

The Board of Directors recommends a vote “FOR” each of the nine (9) nominees listed above.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to the standard of exemplary corporate governance and believe that corporate governance is vital to the continued success of the Company. The Board of Directors annually reviews and updates the charters of the committees of the Board of Directors in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (excluding David E. Ritchie, Jr.) is independent. Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

Our Board of Directors has adopted certain standards to assist it in assessing the independence of each of our directors. A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial. A banking relationship is considered “ordinary” if:

•	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;
•	with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934;
•	no event of default has occurred and is continuing beyond any period of cure; and
•	the relationship has no other extraordinary characteristics.
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In assessing the independence of our directors, our Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Ritchie, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

Code of Ethics

The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules. The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or a copy is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Leadership Structure

The positions of the Chairman of the Board of Directors and the President and Chief Executive Officer (“CEO”) are filled by different persons. Mr. Fite, an independent director, serves as the Board of Directors Chairman, while Mr. Ritchie serves as President and CEO. The Board of Directors believes that separating the roles of Chairman and President and CEO is preferable and in the best interests of shareholders because it enhances the Board of Directors’ ability to fulfill its oversight responsibilities, inclusive of senior management. Separating the positions also provides an independent viewpoint and focus at meetings of the Board of Directors, and improves communication between management and the Board of Directors by giving our President and CEO a single initial source for Board of Directors-level communication and input on significant decisions.

Risk Oversight

Risk management is the responsibility of management and risk oversight is the responsibility of the Board of Directors. The Board of Directors administers its risk oversight function principally through its division of responsibility within its committee structure, with each committee being responsible for overseeing risk within its area of responsibility. For example, the Loan Committee of American River Bank (the “Loan Committee”) plays an important role in overseeing our loan functions and monitoring related risks. Responsibilities of our various committees are discussed under each committee in this proxy statement. Significant risk oversight matters considered by the committees are reported to and considered by the Board of Directors. Some significant risk oversight matters are reported directly to the Board of Directors, including matters not falling within the area of the responsibility of any committee. Types of risks with the potential to adversely affect the Company include cybersecurity, credit, interest rate, liquidity, and compliance risks, and other risks relating to our operations and reputation.

Management regularly provides the Board of Directors and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company. Matters presented to the Board of Directors and its committees generally include information with respect to risk. The Board of Directors and its committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company. The Board of Directors and its committees also raise risk issues on their own initiative.

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To assist the Company with respect to enterprise risk management, and to assist the Board of Directors and its committees with respect to risk oversight, the Company has an Enterprise Risk Management Committee made up of appropriate management personnel that works to identify and assess risks across all operations of the Company. The Enterprise Risk Management Committee reports to the Board of Directors and all of its members attend either Board of Directors and/or other committee meetings as needed.

The Company does not believe the risk oversight function of the Board of Directors has had a significant effect on the leadership structure, although a change in leadership structure could result in changes in the implementation of the risk oversight function.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participants and engages them in the Company’s success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and our discretion to approve or disapprove the payout of incentive compensation helps to mitigate excessive risk-taking that could harm Company value or reward poor judgment by our executive officers. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results. Performance incentive compensation rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, loan growth, deposit growth, sound operations and compliance, sustainable culture, and leadership excellence. Incentive compensation plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payments under the plans. Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and that could have the greatest negative impact on the Company and American River Bank’s safety and soundness, such as credit related risks. Plan reviews and approvals increase before any payments are made as the risks associated with a plan increase.

The Compensation Committee met with senior management officers, including the Human Resources Officer, of the Company to review the 2017 incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to send copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2017, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met.

Committees of the Board of Directors

Nominating Committee. The Nominating Committee, whose members are Charles D. Fite (Chairman), Stephen H. Waks and Michael A. Ziegler, has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. The Nominating Committee met twice in 2017. All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules, including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 36 of this proxy statement. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The provisions of our Nominating Committee Charter regarding diversity, as a matter of practice, may seek or favor a candidate with particular areas of expertise that complement our existing Board of Directors composition or satisfy legal requirements. In general, our objective is for the Board of Directors to reflect a diversity of perspectives and a broad range of experiences through individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin, disability, or any other factor that qualifies the candidate as a member of a protected class under applicable law.

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The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Department of Business Oversight and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates.

Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors is attached to this proxy statement as ANNEX A. The Nominating Committee recommended the slate of nominees described in “Proposal No. 1, Election of Directors” on pages 4 through 6 of this proxy statement.

Compensation Committee. The Compensation Committee, whose members include Charles D. Fite, Jeffery Owensby, Michael A. Ziegler (Chairman), and William A. Robotham, oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank. The Compensation Committee met eight (8) times during 2017. See the Compensation Discussion and Analysis on page 17 and the Compensation Committee Charter attached to this proxy statement as ANNEX B for additional information regarding the functions of the Compensation Committee.

•	Compensation Committee Interlocks and Insider Participation
o	The CEO is a non-voting invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or voting on CEO compensation matters.
o	The Board of Directors has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 36 of this proxy statement.

Audit Committee. The Audit Committee, whose members are William A. Robotham (Chairman), Michael A. Ziegler and Philip A. Wright, oversees the Company’s independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Robotham has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met five (5) times in 2017 and held one (1) “executive session” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules. See the Audit Committee Report on page 39 and the Audit Committee Charter attached to this proxy statement as ANNEX C for additional information regarding the functions of the Audit Committee. Effective March 22, 2018, Nicolas C. Anderson replaced Michael A. Ziegler on the Audit Committee.

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Finance and Capital Committee. The Finance and Capital Committee, whose members include Jeffery Owensby, Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the Board of Directors the annual investment strategy; (b) recommend to the Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $100,000 for recommendation to the Board of Directors. David E. Ritchie, Jr. serves an alternate committee member. The Finance and Capital Committee met five (5) times during 2017.

Executive Committee. The Executive Committee, whose members include Charles D. Fite (Chairman), David E. Ritchie, Jr., William A. Robotham, Stephen H. Waks, and Michael A. Ziegler oversees long range planning, formulates and recommends broad policy positions for the Board of Directors to consider and is responsible for evaluating and recommending to the Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee did not have a meeting in 2017.

Loan Committee of American River Bank. The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios. The Loan Committee includes Kimberly A. Box (Chairman), Charles D. Fite, Stephen H. Waks, and Philip A. Wright. David E. Ritchie, Jr. serves as an alternate committee member. The Loan Committee met seventeen (17) times during 2017.

During 2017, the Company’s Board of Directors held twelve (12) regular meetings and one (1) special meeting via teleconference. In addition, the Company’s Board of Directors held eight (8) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. All directors, except Mr. Anderson, who joined the Board of Directors in March 2018, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

See “Detail of Director Compensation Elements – Cash Compensation” on page 13 of this proxy statement for information regarding fees paid to directors during 2017 for Board of Directors and committee meetings.

Shareholder Communications

A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Annual Meeting Attendance

The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. All directors attended the Company’s annual meeting of shareholders held in 2017, with the exception of Mr. Anderson and Mr. Ritchie, who were not directors at the time of the meeting.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the non-employee directors (excluding David E. Ritchie, Jr.). Additionally, the Compensation Committee is charged with the review, and recommendation to the Board of Directors, of all annual compensation decisions relating to the directors.

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders. The three primary elements of compensation for our directors are cash compensation, long-term equity-based incentive compensation, and retirement benefits.

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In 2016, the Compensation Committee, upon approval of the Board of Directors, consulted with McLagan Consulting, a business unit of AON PLC. (“McLagan”), a compensation and benefits consulting firm, to evaluate the Board of Directors compensation for 2017. McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board of Directors compensation and general compensation programs including guidance on industry best practices. Based on discussions with McLagan, the Compensation Committee recommended, and the Board of Directors approved, no change in the cash retainers or equity portion of director compensation for 2017. The elements of director compensation are described below.

For the analysis of the 2017 director compensation, the Compensation Committee, with the help of McLagan, selected eighteen publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group is used to benchmark compensation levels against companies that are similar in breadth and scope to our Company. The following eighteen companies have assets between $350 million and $1.3 billion as of March 31, 2016 and comprise the Peer Group: 1st Capital Bank, Anchor Bancorp, Bank of Commerce Holdings, Broadway Financial Corp, Central Valley Community Bancorp, Community West Bancshares, First Financial Northwest Inc., First Northern Community Bancorp, FNB Bancorp, Idaho Independent Bank, Oak Valley Bancorp, Pacific Financial Corp, Pacific Mercantile Bancorp, Plumas Bancorp, Riverview Bancorp Inc., Sound Financial Bancorp Inc., Summit State Bank and United Security Bancshares.

The Company targets total compensation to be at or above the Peer Group average. The goal of the cash compensation is to be close to the Peer Group average, while long-term incentive compensation and retirement benefits are targeted at or above the Peer Group averages. The decisions by the Board of Directors about director compensation are based on analysis of the Peer Group averages, the directors’ completion of continuing education programs, attendance at Board of Directors and committee meetings and prompt responses to management’s requests for information required to complete and timely file regulatory filings.

•	Overview of Director Compensation Elements

The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Cash Compensation	Director contribution to the governance of the Company.	• Provide fixed compensation based on competitive market practice.
Long-Term Incentive Compensation

Stock Options:

•   The Company’s stock price performance; and

•   Continued role with the Company during a five- year vesting period.

Restricted Stock:

•   The Company’s stock price performance; and

•   Continued role with the Company during the vesting period.

• Maximize stock price performance; • Increase director ownership in the Company; and • Promote a long-term Company outlook.
Retirement Benefits

•   The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion (up to 100%) of their cash compensation.

•   The Director Emeritus Plan provides the director with retirement benefits for ongoing consulting.

•   Provides a tax-deferred retirement savings program (1).

•   The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Company (1).

(1)	See “Detail of Director Compensation Elements – Retirement Benefits” beginning on page 14 of this proxy statement for information regarding the details of the Deferred Fee Plan and the Director Emeritus Plan.
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The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

•	Detail of Director Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, long-term incentive compensation and retirement benefits.

o	Cash Compensation

The cash compensation paid to non-employee directors of American River Bankshares during 2017 included a retainer of $1,500.00 per month, a fee of $300.00 for attendance at each committee meeting, other than the Loan Committee whose outside director members received a fee of $400.00 for each meeting attended. The fee for attendance at each American River Bank Board of Directors meeting was $275.00.

In addition to the fees received as non-employee directors in connection with the attendance at Board of Directors and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $1,000.00 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee each received an additional retainer fee of $375 per month and the Chairman of the Nominating Committee received an additional retainer of $291.67 per month.

Effective April 1, 2018, the retainer fee increased from $1,500.00 per month to $1,833.33 per month and the additional retainer received by the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee increased from of $375.00 per month to $416.67 per month. In addition, the fee for attendance at each committee meeting, other than the Loan Committee increased from $300.00 for attendance at each committee meeting, to $450.00 for attendance at each committee meeting and the Loan Committee whose outside director members fees increased from $400.00 for attendance at each Loan Committee meeting to $500.00 for attendance at each Loan Committee meeting. The fees paid in 2017 by American River Bankshares and American River Bank to all directors are disclosed in the “Director Compensation Table” on page 15 of this proxy statement.

o	Long-Term Incentive Compensation

The long-term incentive compensation element has historically been provided in the form of stock options that vest and become exercisable ratably over five years.  In 2010, restricted stock was added as another form of long-term incentive compensation. The Compensation Committee believes the use of stock options and restricted stock, rather than other forms of long-term incentive compensation, creates value for the director only if the shareholder value is increased through an increased stock price.  The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

On March 17, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan was approved by the Company’s shareholders on May 20, 2010. In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “2000 Stock Option Plan”). The 2000 Stock Option Plan was approved by the shareholders in September 2000. The 2000 Stock Option Plan terminated the award of stock options on April 25, 2010. No new awards can be issued under the 2000 Stock Option Plan, however, awards outstanding and unexercised remain outstanding until exercised or terminated. Both plans allow for performance-related awards for directors, executive officers and other key employees. The fair value related to stock option and restricted stock awards to directors is shown in the “Director Compensation Table” on page 15 of this proxy statement.

Awards to the directors and are generally made annually, at the same time as awards to the general eligible officer population. Award recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the awards to the Board of Directors for their approval. The Board of Directors approves all awards of equity compensation at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board of Directors sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price of the Company’s common stock on the date of the award, with the exception of performance-based stock awards which use the thirty (30) calendar-day trailing average closing stock price to set the target value of each award. See also the “Long-Term Incentive Compensation” on page 24 of this proxy statement for more information regarding performance-based restricted stock awards.

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There is a limited term in which the director can exercise stock options, known as the option term. The option term is generally ten years from the date of award. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options upon separation with the Company. In certain instances, stock options may vest on an accelerated schedule. Restricted stock awarded to the director will fully vest after a one-year term. A change in control may trigger accelerated vesting. In this instance, all unvested options and restricted stock will vest as of the date of the change in control.

Director equity awards are made after review of their performance for the preceding calendar year. The targeted awards are made based on factors including: (a) attendance at Board of Directors and committee meetings (30% of award target), (b) completion of a specified number of continuing education hours (40% of award target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of award target). On May 18, 2017, Directors Box, Robotham, Waks, Wright and Ziegler were each awarded 1,247 shares of restricted stock with a value of $17,246 and Director Fite was awarded 1,627 shares of restricted stock with a value of $22,501, in each case based on the Company’s closing stock price on May 18, 2017 of $13.83 per share. See also the “Director Compensation Table” on page 15 and the “Grants of Plan-Based Awards Table” for Directors on page 15 of this proxy statement for more information regarding director equity awards.

o	Retirement Benefits

Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation. The Company bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances. For 2017, the rate credited was 5.93%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of general creditors. During 2017, only Director Ziegler participated in the Deferred Fee Plan and deferred $31,200.

In January 2003, the Board of Directors approved a Directors Retirement Plan and in June 2004, this Directors Retirement Plan was replaced with a Director Emeritus Plan, whereby each non-employee director (excluding David Ritchie and former CEO, David Taber) is entitled, upon full retirement from the Board of Directors of the Company or its subsidiaries, to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and committee fees received by a director for such service during the two full calendar years prior to retirement. To qualify for the payments, a director participating in the Director Emeritus Plan must continue to support the Company by making himself/herself available for consultation with management and/or the Board of Directors, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement. The Director Emeritus Plan contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or its subsidiaries. During 2017, there $43,161 in payments under the Director Emeritus Plan to two retired directors. Effective July 1, 2012, benefit accruals were suspended under the Director Emeritus Plan, but the benefits that had been previously earned continued in effect and there have been no new participants in the Director Emeritus Plan after July 1, 2012.

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Director Compensation Table

The following table shows the compensation of the Company’s non-employee directors (excluding David Ritchie and former CEO, David Taber) during the fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Nicolas C. Anderson (4)	—		—	—	—	—
Kimberly A. Box	$32,600		$17,246	—	—	$49,846
Charles D. Fite	$35,500		$22,501	—	—	$58,001
Robert J. Fox (5)	$26,111		—	—	—	$26,111
Jeffery Owensby	$24,325		—	—	—	$24,325
William A. Robotham	$29,400		$17,246	—	—	$46,646
Stephen H. Waks	$33,800		$17,246	—	—	$51,046
Philip A. Wright	$27,525		$17,246	—	—	$44,771
Michael A. Ziegler	$31,200	(6)	$17,246	—	$11,096	$59,542

(1)	The amount reported in this column represents the fair value determined in accordance with FASB ASU 2016-09 of 1,247 shares of restricted stock awarded to Ms. Box, Mr. Robotham, Mr. Waks, Mr. Wright, and Mr. Ziegler and 1,627 shares of restricted stock awarded to Mr. Fite, each awarded on May 18, 2017. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value.
(2)	There were no stock options awarded to any of the non-employee directors during 2017. As of December 31, 2017, the aggregate number of unexercised stock options (all of which are vested) held by each director is as follows: Ms. Box, zero; Mr. Fite, 5,570; Mr. Fox, zero; Mr. Owensby, zero; Mr. Robotham, 5,570; Mr. Waks, 5,570; Mr. Wright, 4,360, and Mr. Ziegler, 5,570. The exercise price on all of the stock options held by the directors exceeded the Company’s closing stock price of $15.24 per share on December 31, 2017, except 15,500 stock options, 13,925 of which were awarded on February 18, 2009, and have an exercise price of $8.50 per share and 1,575 which were awarded on May 21, 2008, and have an exercise price of $12.38. The 13,925 stock options awarded on February 18, 2009 are held as to 2,785 shares each by Mr. Fite, Mr. Robotham, Mr. Waks, Mr. Wright, and Mr. Ziegler. The 1,575 shares awarded on May 21, 2008 are held by Mr. Wright. On February 20, 2018, 11,140 unexercised stock options expired. These 11,140 stock options were held as to 2,785 shares each by Mr. Fite, Mr. Robotham, Mr. Waks, and Mr. Ziegler. As a result of Mr. Fox’s resignation, effective March 27, 2017, he had 90 days in which to decide whether to exercise his remaining stock options or they would be forfeited. He exercised 2,785 stock options and 2,785 stock options were forfeited as the exercise price was higher than the market value.
(3)	Amount represents the preferential rate paid on amounts deferred under the Deferred Fee Plan. See discussion above on page 14 of this proxy statement under “Retirement Benefits for discussion of the Deferred Fee Plan.”
(4)	Mr. Anderson joined the Board in March 2018 and did not receive any fees or stock awards in 2017.
(5)	Mr. Fox retired from the Board of Directors effective March 27, 2017 and his fees earned in 2017 included $17,711 for service on the Board of Directors and $8,400 under the Director Emeritus Plan.
(6)	Mr. Ziegler deferred $31,200 of the total fees he earned in 2017, under the Deferred Fee Plan. See page 14 of this proxy statement under Retirement Benefits for discussion of the Deferred Fee Plan.

Grants of Plan-Based Awards Table for Directors

The following table summarizes the equity stock awards pursuant to the Company’s 2010 Plan to the Company’s non-employee directors (excluding David Ritchie and former CEO, David Taber) in the fiscal year ended December 31, 2017. Shareholders approved the 2010 Plan on May 20, 2010. All of the awards were made on May 18, 2017. All restricted stock awarded to the directors fully vests one year after the award date. Restricted stock may become vested in full in the event of a change in control as defined in the 2010 Plan. There were no other awards made to any non-employee director during 2017 under the Company’s 2010 Plan.

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Grants of Plan-Based Awards Table

Name	Award Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kimberly A. Box	5/18/17	1,247	—	$17,246
Charles D. Fite	5/18/17	1,627	—	$22,501
William A. Robotham	5/18/17	1,247	—	$17,246
Stephen H. Waks	5/18/17	1,247	—	$17,246
Philip A. Wright	5/18/17	1,247	—	$17,246
Michael A. Ziegler	5/18/17	1,247	—	$17,246

(1)	It is the Company’s policy that each restricted stock award is based on the market price per share of the Company’s common stock on the date of award. There is no dollar amount of consideration paid by the director on the award date or vesting date of a restricted stock award.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the year shown in accordance with FASB ASU 2016-09. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value.

EXECUTIVE OFFICERS

The executive officers of the Company during 2017 were the following persons:

Name	Age	Officer Since	Principal Occupation During the Past Five Years
David E. Ritchie, Jr.	59	November 2017	President and Chief Executive Officer, American River Bank and American River Bankshares since November 2017. From 2014 to 2017, Mr. Ritchie served as Senior Vice President and Regional Manager of US Bank’s Commercial Banking office in Torrance, California and from 2011 to 2014, he was the Executive Vice President and Regional Manager of One West Bank’s Commercial Banking offices in Orange County and San Diego, California.
David T. Taber	57	1985 to October 2017	Former President and Chief Executive Officer, American River Bankshares from 1995 until his resignation on October 31, 2017. Chief Executive Officer of American River Bank from 2004 until October 31, 2017.
Mitchell A. Derenzo	56	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.
Kevin B. Bender	54	1999	Executive Vice President and Chief Operating Officer since 2009. Executive Vice President and Chief Information Officer of American River Bankshares and American River Bank from 2005 to 2009.
Loren E. Hunter	59	2014 to January 2018	Former Executive Vice President and Chief Credit Officer of American River Bankshares and American River Bank from May 12, 2014 until his resignation on January 3, 2018. From 2007 to 2014, Mr. Hunter served as Vice President, Regional Credit Officer for Rabobank N.A., the California banking division of Rabobank Group, a global financial services provider.
Dennis F. Raymond, Jr.	52	December 2017	Executive Vice President and Chief Lending Officer, American River Bank and American River Bankshares since December 2017. From 2011 to 2017, Mr. Raymond served as Senior Vice President, Market Manager with Farmers & Merchants Bank of Central California.
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COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs. The compensation programs include elements that are designed specifically for the executive officers, which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement. Additionally, the Compensation Committee is charged with the review and recommendation to the Board of Directors of all annual compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of non-employee members of the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules. No Compensation Committee member participates in any of the Company’s employee compensation programs. The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

Over the years, the Compensation Committee has taken the following actions to improve the links between executive officer pay and performance including:

•	Established performance-based awards in the Company’s incentive compensation programs;
•	Retained independent compensation consultants to advise on executive officer compensation issues and help the Compensation Committee take a longer view of the multiple facets of its responsibility;
•	Designed and updated a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on a shareholder benefit model; and
•	Reviewed and approved an industry specific peer group for more precise performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Conduct oversight of the Company’s overall compensation strategy and objectives pursuant to the goals of the Company including, but not limited to, assessment of the risks, if any, to the Company from such compensation strategy and related compensation incentives, strategies and objectives and a determination of whether any risks are presented thereby which are reasonably likely to have a material adverse effect on the Company. If the Compensation Committee determines that any risks are presented which are reasonably likely to have a material adverse effect on the Company, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.
•	Review and recommend to the Board of Directors changes to the structure and design of the compensation elements for executive officers including annual base salary, annual cash incentive compensation, long-term equity incentive compensation, retirement plans (e.g. 401(k), deferred compensation, and salary continuation agreements), and change in control benefits and severance.
•	Review and recommend to the Board of Directors changes in the structure and design of the compensation elements for directors of the Company and its subsidiaries and any committees thereof, including cash (e.g., meeting fees and retainers), and the long-term equity incentive compensation plans.
•	Review and recommend to the Board of Directors the appropriate peer group to be used in benchmarking executive officer and director compensation.
•	Annually recommend to the Board of Directors the compensation of the CEO, including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Annually recommend to the Board of Directors, the compensation of other executive officers (based on the recommendation of the CEO) including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Compensation Plan.
•	Recommend to the Board of Directors changes to the compensation of directors of the Company and/or any subsidiary of the Company.
•	Recommend to the Board of Directors annual equity awards to directors, executive officers and other key employees, pursuant to Board of Directors approved equity awards methodology.
•	Recommend to the Board of Directors the participants in the Company’s Deferred Compensation Plan.
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•	Recommend to the Board of Directors employment and/or severance agreements for the executive officers.
•	Periodically review and recommend to the Board of Directors changes to executive officer retirement benefits, employment agreements, change in control benefits and severance plans.
•	Periodically review the Company succession plans relating to positions held by the executive officers and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.
•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.
•	Annually review and recommend to the Board of Directors for approval such changes to this Charter, if any, as may be deemed necessary.
•	Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (a) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and (b) the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.
•	Perform such other duties and responsibilities as may be required by the rules and regulations which govern the Company and are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the executive officers and shareholders. The philosophy is intended to attract, motivate, reward and retain the most qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources. To this end, the compensation philosophy emphasizes rewards for performance.

The three primary components of compensation for the executive officers are base salary, annual cash incentive compensation opportunity and long-term, equity-based incentive compensation. The Company also provides the executive officers with retirement benefits that are earned over time.

To be effective, the compensation philosophy must reflect the corporate mission, culture, and long-term goals of the Company. In order to recruit and retain the most qualified and competent individuals as executive officers, the Company strives to maintain a compensation program that is competitive in its peer industry labor market. The purpose of the compensation program is to reward individual performance tied to the achievement of Company objectives. The following objectives are considered in setting the compensation programs for the executive officers:

•	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;
•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;
•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced executive officers; and
•	set compensation and incentive compensation levels that reflect competitive market practices.

Compensation Consultant

In 2016, the Compensation Committee, consulted with McLagan Consulting, a business unit of AON PLC. (“McLagan”), a compensation and benefits consulting firm, to evaluate executive officer compensation for 2017. McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the executive officers’ compensation. McLagan also provided guidance on industry best practices and assisted the Compensation Committee by providing comparative market data on compensation practices and programs for the executive officers based on an analysis of peer competitors. McLagan advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), (3) determining the appropriateness of individual grant levels for equity awards, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, and (6) determining the appropriateness of the change in control and termination benefits.

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Other than compensation related consulting, McLagan did not provide any other services. The Board of Directors and management do not believe the services provided by McLagan created a conflict of interest. No compensation services performed by McLagan exceeded in the aggregate, more than $120,000 in the last fiscal year.

Peer Group and Benchmark Targets

For the analysis of the 2017 executive officer compensation, the Compensation Committee, with the help of McLagan, selected eighteen publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group was used to benchmark executive officer compensation levels against companies that have executive officer positions with responsibilities similar in breadth and scope to the Company and that compete with the Company for executive officer talent. The following eighteen companies have assets between $350 million and $1.3 billion as of March 31, 2016 and comprise the Peer Group: 1st Capital Bank, Anchor Bancorp, Bank of Commerce Holdings, Broadway Financial Corp, Central Valley Community Bancorp, Community West Bancshares, First Financial Northwest Inc., First Northern Community Bancorp, FNB Bancorp, Idaho Independent Bank, Oak Valley Bancorp, Pacific Financial Corp, Pacific Mercantile Bancorp, Plumas Bancorp, Riverview Bancorp Inc., Sound Financial Bancorp Inc., Summit State Bank and United Security Bancshares. The Compensation Committee reviews data obtained from McLagan to ensure that the total executive officer compensation program continues to be fair to the shareholders and competitive for the executive officers.

Compensation Benchmarking Relative to Market

Using the data provided by McLagan, the Compensation Committee considered “market” at the median of this data. The Compensation Committee targets total compensation at-market, tied to excellent Company and individual performance. Base compensation, annual incentive compensation, long-term incentive compensation, retirement and other benefits are targeted at close to market.

Decisions by the Compensation Committee about the compensation elements are based on data provided by McLagan as well as Company performance and the executive officers level of responsibility, skill level, experience and contributions to the Company.

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, each compensation element for each executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and years of experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to interact with the executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year the CEO presents to the Compensation Committee an evaluation of each executive officer, which includes a review of individual contribution, performance against specific targets, and strengths and weaknesses. Following this presentation and discussions with the compensation consultant, the Compensation Committee makes its own assessments and approves the compensation for each executive officer.

At the 2011 and 2017 Annual Meetings of Shareholders, the Board of Directors recommended and shareholders approved proposals for an advisory vote to (a) approve the compensation of the executive officers and (b) establish an annual frequency for future advisory votes on compensation for the executive officers.  At the 2012 through 2016 Annual Meetings of Shareholders, the shareholders of the Company approved the advisory vote proposal to approve the compensation of the executive officers. This proxy statement also includes “Proposal No. 3, Advisory (Non-binding) Vote to Approve Named Executive Officer Compensation” at page 40 of this proxy statement.  The Compensation Committee, as well as the Board of Directors, reviews and considers the results of these shareholder advisory votes on the compensation for the executive officers in connection with the implementation of Company compensation programs for executives officers.

In 2016, based on review of the data provided by McLagan, the Compensation Committee recommended to the Board of Directors increases to the base salary effective April 1, 2017, but no changes were recommended to the long-term incentive compensation or retirement benefits nor were any modifications made to the percentage available to the executive officers under the Company’s Annual Cash Incentive Compensation Plan. See also the “Long-Term Incentive Compensation” on page 24 of this proxy statement for more information regarding the performance-based restricted stock awards.

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Overview of Executive Officers Compensation Elements

The Company’s compensation program for executive officers consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the executive officer’s role relative to skills, years of experience and contributions to the Company.	• Provide fixed compensation based on competitive market salary levels.
Annual Cash Incentive Compensation	Contributions toward the Company’s achievement of specified profitability, growth, and quality.

•     Provides focus on meeting annual goals that lead to the long-term success of the Company;

•     Stresses annual performance-based cash incentive compensation; and

•     Motivates achievement of critical annual performance metrics.

Long-Term Incentive Compensation	Stock Options and Restricted Stock: • The Company’s stock price performance; and • Continued employment with the Company during a specified vesting or performance period.	• Maximize stock price performance; • Increase executive officer ownership in the Company; and • Retention in a challenging business environment and competitive labor market.
Retirement Benefits

The Company’s employee benefit plans are available to eligible employees, including the executive officers; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

•     The Company offers a qualified 401(k) program that the executive officers are eligible to participate in.

•     The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the executive officers to defer a portion of their base salary and annual cash incentive compensation. Deferred amounts and earnings are unfunded.

•     The Salary Continuation Agreements are nonqualified, noncontributory plans that provide retirement benefits.

•     Encourages retention of executive officers for the balance of his/her career.

•     Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 26 of this proxy statement.

•     Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The deferred compensation plan is described in more detail on page 27 of this proxy statement.

•     The Salary Continuation Agreements make available retirement benefits comparable to peer group executive officers. The Salary Continuation Agreements are described in more detail on page 27 of this proxy statement.

Health and Welfare Benefits	Executive officers participate in employee benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.	• These benefits are part of a broad-based, competitive total compensation program.
Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.	• The Chief Executive Officer is provided the use of a Company owned vehicle to promote Company business in the Company’s market area and for incidental personal use.
Change in Control and Termination Benefits	The employment agreements provide severance benefits if an executive officers’ employment is terminated within two years after a change in control.

•     Change in control severance benefits are designed to retain the executive officers and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on page 29 of this proxy statement.

The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers. The Compensation Committee believes that this combination of the compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the executive officers.

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Detail of Executive Officer Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the executive officers should consist of the following: base salary, annual cash incentive compensation, long-term incentive compensation, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below.

Base Salary

Increases to base salaries, if any, are driven primarily by individual performance and compensation information provided by McLagan to the Compensation Committee, including an analysis of the data from the Peer Group discussed at page 19 of this proxy statement. Individual performance is evaluated by reviewing each executive officer’s success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

In setting the base salary of the executive officers for fiscal year 2017, the Compensation Committee reviewed the compensation information provided by McLagan. The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

•	achieve specific profitability, growth and asset quality targets;
•	communicate strategy and financial results effectively; and
•	increase emphasis on employee satisfaction.

The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers. The Compensation Committee reviews the information provided by the compensation consultant, general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for executive officers when:

•	the current compensation demonstrates a significant deviation from the data from the Peer Group;
•	recognizing outstanding individual performance; or
•	recognizing an increase in responsibility.

In line with the compensation philosophy outlined above, the Compensation Committee strives to reward the successful Company’s executive officers with a total compensation package in which a majority of the incentive compensation portion is based upon the variable portion of the compensation elements. The base salaries paid to the executive officers during fiscal year 2017 are shown in the “Summary Compensation Table” on page 32 of this proxy statement.

Annual Cash Incentive Compensation

The annual cash incentive compensation is administered under the Incentive Compensation Plan and provide executive officers with the opportunity to earn cash incentive compensation based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual incentive compensation component to align executive officers compensation with annual (short-term) performance. Incentive compensation payments are generally paid in cash in March of each year for the prior fiscal year’s performance provided that the executive officer remains in the Company’s employ at the time of payment.

The Compensation Committee approves a target incentive compensation payout as a percentage of the base salary earned during the incentive compensation period for each executive officer. These targets are based on competitive practices for each comparable position and the compensation information provided by the consultant to the Compensation Committee. The incentive compensation target percentage in the table below represents the executive officer’s annual incentive compensation opportunity if the annual performance goals are achieved.

Messrs.	Taber	Derenzo	Bender	Hunter	Raymond
Target Incentive Compensation (% of Base Salary) *	50%	30%	30%	30%	30%

*Mr. Ritchie’s employment agreement set the incentive compensation for 2017 and 2018 at $160,000 per year, thereafter, the target will be set at 50% of base salary.

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The Incentive Compensation Plan establishes a set of metrics that are selected to drive annual performance. Each metric has a weight within the Incentive Compensation Plan, and the sum of the weights is 100%.

Several financial metrics are commonly referenced in defining Company performance for executive officer compensation. These metrics are defined below and their use in the Incentive Compensation Plan is further described below.

•	Profitability Measures

o	Return on Equity Relative to Peers and to Internal Targets

To ensure compensation is proportional to the return on investment earned by shareholders, we use a return on equity target as a metric in the Incentive Compensation Plan. The return on equity is measured against the Peer Group selected by the Compensation Committee as well as relative to an internal target. Return on equity is a key driver for earnings per share.

•	Growth Measures

o	Loan Growth Relative to Peers

To ensure long-term growth of the Company, growth in loans is essential. The Incentive Compensation Plan metrics for loan growth are based on how well the Company grows in loans on an annual basis as measured against the Peer Group.

•	Risk Management Measures

o	Quality of Bank Performance

To ensure long-term growth of the Company, the quality of bank performance is essential. The Incentive Compensation Plan metrics for quality of bank performance is based upon how well the Company performs during audits of key risk management areas.

Incentive Compensation Plan Weightings for 2017

The following chart indicates the weight of each metric as a percent of the total incentive compensation opportunity.

Messrs. (1)	Taber	Derenzo	Hunter	Bender
ROE Relative to Peers (2)	41.25%	37.50%	37.50%	37.50%
Loan Growth Relative to Peers (2)	25.00%	10.00%	10.00%	10.00%
ROE Relative to Internal Target (3)	33.75%	42.50%	42.50%	32.50%
Quality of Bank Performance	—	10.00%	10.00%	20.00	%(4)

(1)	Mr. Ritchie is not included in this chart as his incentive compensation target for 2017 was set at $160,000 and Mr. Raymond is not included in this chart as his hire date was December 7, 2017 so he did not qualify for the incentive compensation program due to duration of employment with the Company.
(2)	The target for the ROE Relative to Peers and Loan Growth Relative to Peers is the 50th percentile and would result in attaining 100% of the available payout. Attaining the 30th percentile would result in a payout of 50% of the available payout and attaining the 75th percentile would result in a payout of 150% of the available payout. Results achieved between the minimum and maximum would result in a pro rata share of the incentive compensation available.
(3)	The ROE Relative to Internal Target metric minimum is set at 85% of the target and results in incentive compensation equal to 50% of the available payout. The maximum for this metric is set at 120% of the target and results in incentive compensation equal to a 150% of the available payout for this metric. Results achieved between the minimum and maximum would result in a pro rata share of the incentive compensation available.
(4)	If this metric is met the weighting will drop to 10% for Quality of Bank Performance and the payout for ROE Relative to Internal Target will increase from 32.50% to 42.50%.
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The amount of incentive compensation paid to each executive officer under the Incentive Compensation Plan is adjusted based on how well the Company performs against the stated performance goal of each metric. If the Company exceeds the target by 120% the amount available increases to an amount up to 75% of base salary in the case of Mr. Taber and up to 45% of base salary in the case of Messrs. Derenzo, Hunter, and Bender. If the Company attains 85% of target the amount available decreases to 25% of base salary in the case of Mr. Taber and to 15% of base salary in the case of Messrs. Derenzo, Hunter, and Bender. The Incentive Compensation Plan also establishes minimum funding thresholds. If performance on any metric falls below 85%, no incentive compensation will be paid for that metric and if the results of the Quality of Bank Performance metric is not met then no incentive compensation will be earned on any of the metrics. The Incentive Compensation Plan requires the executive officer to remain employed by the Company on the date of payment. Mr. Taber resigned from the Company on October 31, 2017, and he was paid an amount equal to his pro-rated portion of the incentive compensation he earned for 2016 in the amount of $114,252.32. Mr. Hunter resigned from the Company on January 3, 2018, and forfeited his 2017 incentive compensation.

For 2017, the Company’s actual results compared to target are as follows:

Metric	Result
ROE Relative to Peers	Did not meet the minimum or the target
Loan Growth Relative to Peers	Did not meet the minimum or the target
ROE Relative to Internal Target	Exceeded the target
Quality of Bank Performance	Met target

As a result of meeting or exceeding the Company targets for ROE Relative to Internal Target and Quality of Bank Performance, incentive compensation was earned in 2017 for each of the executive officers listed below.

The table below represents the 2017 target amount of cash compensation available for each metric and the amount earned by Messrs. Derenzo and Bender. Mr. Ritchie is not included in this table as his incentive compensation target for 2017 was set at $160,000. Mr. Taber is not included in this table as the Separation and Release Agreement between the Company and Mr. Taber required an amount of $114,252.32 to be paid to him in lieu of his 2017 incentive compensation payment. Mr. Hunter is not included in this table as he resigned on January 3, 2018 and forfeited his incentive compensation at that time. Mr. Raymond is not included in this table as his hire date was December 7, 2017 and he did not qualify for the incentive compensation program due to the short duration of his employment with the Company.

Metric	Target Payout- Derenzo	Actual Payout- Derenzo	Target Payout- Bender	Actual Payout- Bender
ROE Relative to Peers	$26,815	$—	$26,815	$—
Loan Growth Relative to Peers	$6,310	$—	$6,310	$—
ROE Relative to Internal Target	$23,661	$28,022	$23,661	$28,022
Quality of Bank Performance	$6,310	$6,310	$6,310	$6,310

In January 2018, the Board of Directors approved the weight of each metric as a percent of the total incentive compensation opportunity for the 2018 plan year as follows:

	Chief Financial Officer	Chief Operating Officer	Chief Lending Officer	Chief Credit Officer
Pretax/Pre Provision for Loan and Lease Losses	25.00%	25.00%	25.00%	25.00%
Net Income After Tax	25.00%	25.00%	25.00%	25.00%
ROE Relative to Internal Target	20.00%	20.00%	20.00%	20.00%
Credit Quality	15.00%	15.00%	15.00%	15.00%
Quality of Bank Performance	15.00%	15.00%	15.00%	15.00%

The Pretax/Pre Provision for Loan and Lease Losses, Net Income after Tax, ROE Relative to Internal Target and Credit Quality metrics minimum are set at 80% of the target and results in incentive compensation equal to 50% of the available payout. The maximum for these metrics is set at 115% of the target and results in incentive compensation equal to a 150% of the available payout. Results achieved between the minimum and maximum would result in a pro rata share of the incentive compensation available. The Chief Executive Officer is not included in this table as Mr. Ritchie’s incentive compensation target for 2018 has been set at a flat $160,000.

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Long-Term Incentive Compensation

An important objective of the long-term incentive compensation program is to strengthen the relationship between the long-term value of the Company’s stock performance and the potential financial gain for employees. The long-term incentive compensation component has historically been provided in the form of stock options that vest and become exercisable ratably over five years.  In 2010, the Compensation Committee added restricted stock as another form of long-term incentive compensation. The restricted stock awarded to the executive officers also vests over time. The Compensation Committee has used stock options and restricted stock, rather than other forms of long-term incentive compensation, because they create value for the executive officers when shareholder value is increased through an increased stock price.  The Compensation Committee believes that this creates strong alignment between the interests of the executive officers and shareholders.  The stock options and restricted stock help the Company attract and retain talented executive officers.

Stock options provide the executive officers with the opportunity to purchase the Company’s common stock at a price fixed on the date of award regardless of future market prices. Restricted stock provides the executive officers a common stock award that increases in value when the stock price increases. The Compensation Committee’s objective is to provide the executive officers with awards that are consistent with the compensation information provided by the compensation consultant and based on each executive officer’s individual performance.  A stock option becomes valuable only if the Company’s common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, which provides an incentive for the executive officer to remain employed by the Company. Restricted stock becomes more valuable as the Company’s common stock price increases during the period required for the award to vest as the restrictions lapse, which provides an incentive for the executive officer to remain employed by the Company. In addition, stock options and restricted stock link a portion of each executive officer’s compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of the Company’s common stock. The performance-based restricted stock is directly tied to the performance of the Company’s stock price.

On March 17, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan was approved by the Company’s shareholders on May 20, 2010. In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “2000 Stock Option Plan”). The 2000 Stock Option Plan was approved by the shareholders in September 2000. The intent of the 2010 Plan and the 2000 Stock Option Plan was to provide for performance-related awards for directors, executive officers and other key employees. The 2000 Stock Option Plan terminated the award of stock options on April 25, 2010. Awards outstanding and unexercised remain outstanding until exercised or terminated.

There were no stock options awarded to the executive officers in 2017. Restricted stock awards were made to the Messrs. Taber, Derenzo, Bender and Hunter during 2017, subject to certain restrictions including certain performance metrics that must be met to earn the awards and a vesting period of one year and one day after the end of the performance period. Restricted stock awards made to Mr. Ritchie were subject to a three year vesting period. Additional information on these stock option and restricted stock awards is shown in the “Summary Compensation Table,” in the “Grants of Plan-Based Awards Table” and in the “Outstanding Equity Awards at Fiscal Year-End Table” on pages 32, 33 and 34, respectively, in this proxy statement.

Awards of equity compensation to the executive officers and directors generally are awarded annually. Award recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the awards to the Board of Directors for their approval. The Company’s practice is that the Board of Directors approves all equity compensation awards at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Board of Directors sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price per share of the Company’s common stock on the date of the award, with the exception of the performance-based stock awards which use the thirty (30) calendar-day trailing average closing stock price to set the target value of each award.

There is a limited term in which the executive officer can exercise stock options, known as the option term. The option term is generally ten years from the date of award. At the end of the option term, the right to purchase any unexercised options expires. Restricted stock also carries a term. Typically, restricted stock will vest over a three to five-year period, with the exception of the performance-based stock awards which vest one year and one day after the end of the performance period. Holders of stock options or restricted stock generally forfeit any unvested awards if their employment with the Company terminates.

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In certain instances, stock options and restricted stock may vest on an accelerated schedule. A change in control may trigger accelerated vesting. In this instance, all unvested options and restricted stock will vest as of the date of the change in control.

In February 2016, the Board of Directors approved a performance-based restricted stock awards program for the executive officers. Restricted stock awards are earned based upon the share price increase of Company common stock, adjusted for stock splits or stock and cash dividends (the “Total Return”) compared to the Total Return of the financial institutions included within a group of financial institutions (the “Peer Group”) selected by the Company’s Compensation Committee (“Compensation Committee”). The Compensation Committee selected the following financial institutions to comprise the Peer Group for the 2016-2017 Performance Periods: CU Bancorp, Heritage Oaks Bancorp, Central Valley Community Bancorp, Pacific Mercantile Bancorp, Bank of Commerce Holdings, First Northern Community Bancorp, FNB Bancorp, Pacific Financial Corporation, Oak Valley Bancorp, United Security Bancshares, Community West Bancshares, 1st Century Bancshares, Inc., Plumas Bancorp, Sound Financial Bancorp, Inc., and Northwest Bancorporation, Inc. The Compensation Committee selected the following financial institutions to comprise the Peer Group for the 2017-2018 Performance Periods: 1st Capital Bank, Anchor Bancorp, Bank of Commerce Holdings, Broadway Financial Corp, Central Valley Community Bancorp, Community West Bancshares, First Financial Northwest Inc., First Northern Community Bancorp, FNB Bancorp, Idaho Independent Bank, Oak Valley Bancorp, Pacific Financial Corp, Pacific Mercantile Bancorp, Plumas Bancorp, Riverview Bancorp Inc., Sound Financial Bancorp Inc., Summit State Bank and United Security Bancshares. If any company in the Peer Group is acquired or otherwise ceases to conduct business as an independent entity during the Performance Period (described below), such company will be excluded from the Total Return calculations of the Peer Group. The Performance Periods are two (2) years commencing January 1 of each Performance Period.

The Total Return will be calculated for the Company and the Peer Group by reference to the stock prices prior to the commencement of each Performance Period and at the end of each Performance Period. The beginning stock prices for the Company and the Peer Group will be set using the thirty (30) calendar-day trailing average closing stock prices prior to the commencement of a Performance Period. The ending stock prices will be set using the thirty (30) calendar-day trailing average closing stock prices at the end of the Performance Period. The determination of the Total Return for the Company and the Peer Group will result in placement of the Company within the overall ranking of the combined results for the Company and the Peer Group.

The final amount of the restricted stock award to which a participant may be entitled, subject to vesting requirements, is based upon the following calculation:

•	The participant’s annual base salary is multiplied by the participant’s target percentage of base salary established by the Compensation Committee prior to the commencement of the Performance Period (the “Target”). Targets for the 2016-2017 Performance Periods were as follows: Mr. Taber, 25% of annual salary, and Messrs. Derenzo, Hunter and Bender, 15% of annual salary. For the 2017-2018 Performance Period the Targets for Messrs. Derenzo, Hunter and Bender were increased from 15% of annual salary to 20% of annual salary and Mr. Taber’s Target remained at 25% of annual salary.
•	Each such Target amount is then divided by the thirty (30) calendar-day trailing average closing stock price of Company common stock prior to the commencement of the Performance Period to determine the number of shares subject to the award.
•	The number of shares subject to the restricted stock award is then further adjusted to reflect the result of the Company stock price ranking compared with the Peer Group at the end of a Performance Period in order to determine the final number of restricted performance shares of Company stock earned by the participant over the Performance Period as follows:
•	75th percentile Company performance ranking = 150% of the award.
•	50th percentile Company performance ranking = 100% of the award.
•	30th percentile Company performance ranking = 50% of the award.
•	Company performance ranking at less than the 30th percentile would result in forfeiture of the entire award.
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Awards are adjusted (interpolated) for Company performance ranking between 30th and 75th percentile levels. The awards vest one year and a day after the end of the two (2) year Performance Period.

Performance-Based Restricted Stock Awards for 2016-2017

The following chart indicates the potential number of performance-based restricted stock awards for the 2016-2017 Performance Period.

Messrs. (1)	Taber(2)	Derenzo(2)	Hunter(2)	Bender(2)
Maximum (75th percentile or higher)	12,104	4,406	4,047	4,406
Target (50th percentile or higher)	8,069	2,937	2,698	2,937
Minimum (30th percentile or higher)	4,035	1,469	1,349	1,469
Less than 30th percentile	—	—	—	—
(1)	Based on 30-day average trailing stock price prior to commencement of Performance Period of $9.45 per share of the Company’s common stock.
(2)	The average stock price for the two-year Performance Period ended December 31, 2017 was below the minimum 30th percentile and resulted in the restricted shares that were awarded in February 2016 being forfeited on December 31, 2017.

In February 2017, the Board of Directors set the potential number of performance-based restricted stock awards for the 2017-2018 Performance Period as follows:

Messrs. (1)	Taber(2)	Derenzo	Hunter(3)	Bender
Maximum (75th percentile or higher)	8,222	3,989	3,773	3,989
Target (50th percentile or higher)	5,481	2,659	2,515	2,659
Minimum (30th percentile or higher)	2,741	1,330	1,258	1,330
Less than 30th percentile	—	—	—	—
(1)	Based on 30-day average trailing stock price prior to commencement of Performance Period of $10.47 per share of the Company’s Common Stock.
(2)	These restricted awards were forfeited by Mr. Taber upon his resignation from the Company on October 31, 2017.
(3)	These restricted awards were forfeited by Mr. Hunter upon his resignation from the Company on January 3, 2018.

In February 2018, the Board of Directors, at the recommendation of McLagan, awarded time-vested restricted stock to the executive officers in lieu of performance-based restricted stock awards. Mr. Ritchie received an award of 4,330 shares of common stock equivalent to 25% of his annual salary. Messrs. Derenzo and Bender each received an award of 2,810 shares of common stock equivalent to 20% of their respective annual salary. The restricted stock awarded to the executive officers vests ratably at 33.33% per year.

Retirement Benefits

The Company offers retirement programs that are intended to supplement the employee’s personal savings and social security. The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”), the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”) and the Messrs. Taber, Derenzo, Bender, and Hunter are covered under Salary Continuation Agreements (“SCAs”). All employees working at least twenty (20) hours per week, including the executive officers, are generally eligible to participate in the 401(k) Plan. Only the executive officers and a limited number of selected senior managers are eligible for the Deferred Compensation Plan. The SCAs are intended to provide retirement benefits for executive officers and certain key employees.

•	American River Bankshares 401(k) Plan

The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees, including the executive officers, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 of employee contribution for the first 3% and $0.50 per $1.00 of employee contribution for the next 2% of the employee’s salary. Such contributions vest immediately. The 401(k) Plan provides for multiple investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. The 401(k) Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum.

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•	American River Bankshares Deferred Compensation Plan

Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Bankshares Deferred Compensation Plan. Participants in the Plan may elect to defer annually a minimum of $5,000 or up to a maximum of eighty percent of their base salary and all of their annual cash incentive compensation. At the time of election to defer compensation, the participants must also elect a distribution method as described in the Plan. The Plan permits distributions upon reaching a specified age; upon passage of a specified number of years; upon separation from service, or upon the earlier or later to occur of (A) separation from service or (B) passage of a specified number of years, in each case as elected by the participant. The participant shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months. The Company bears all administration costs, but does not make contributions to the Deferred Compensation Plan. The Deferred Compensation Plan requires the Company to pay interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, set annually at the beginning of each year. For 2017, the rate credited was 5.93%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of general creditors.

•	Salary Continuation Agreements

In 2003, Salary Continuation Agreements were entered into to provide retirement benefits to Messrs. Taber and Derenzo. The terms of the agreements include the amounts Messrs. Taber and Derenzo receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) to Mr. Derenzo. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of their death, all remaining amounts due are anticipated to be paid to their respective designated beneficiaries over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change in control,” in which case the annual benefit payment is payable in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change in control” equal to Eighty Thousand Dollars ($80,000) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) for Mr. Derenzo. In 2007, the Company modified these agreements to include an annual vesting provision whereby the annual retirement benefit described above vests at a rate of 8% per year for Mr. Taber and 5% per year for Mr. Derenzo, effective January 1, 2007. If the amount vested is greater than the change in control benefit, then the amount vested would be paid. As a result of Mr. Taber’s resignation on October 31, 2017, his entitlement under the Salary Continuation Agreement excludes any change in control benefits and is limited to the vested retirement benefit in the amount of $80,000 per year for a period of fifteen (15) years. It is anticipated that these payments will begin in May 2018.

In 2007, the Company entered into a Salary Continuation Agreement to provide retirement benefits to Mr. Bender. The terms of the agreement include the amounts Mr. Bender will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreement generally provides for annual retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Bender. On December 31, 2012, Mr. Bender’s agreement was modified to increase the annual retirement benefit period from equal monthly installments payable over a ten (10) year period to equal monthly installments payable over fifteen (15) years. The annual benefit described above vests at a rate of 5% per year. In the event of Mr. Bender’s death, all remaining amounts due are anticipated to be paid to Mr. Bender’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change in control,” in which case he is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change in control” equal to Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485). If the amount vested is greater than the change in control benefit, then the amount vested would be paid.

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In 2014, the Company entered into a Salary Continuation Agreement to provide retirement benefits to Mr. Hunter. The terms of the agreement include the amounts Mr. Hunter will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreement generally provides for annual retirement benefit payments equal to $2,500 per year of service with the Company, subject to certain vesting periods. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change in control,” in which case he is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change in control” equal to Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485). If the amount vested is greater than the change in control benefit, then the amount vested would be paid. As a result of Mr. Hunter’s resignation on January 3, 2018, his entitlement under the Salary Continuation Agreement excludes any change in control benefits and is limited to the vested retirement benefit in the amount of $7,500 per year for a period of fifteen (15) years. It is anticipated that these payments will begin in August 2018.

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time. Coverage under the life and accidental death and disability programs offer benefit amounts specific to each executive officer.

The Company contributes a set dollar amount for employees, including the executive officers, who elect medical coverage based on the coverage tier selected.  For the period October 1, 2016 through September 30, 2017, the Company made the following monthly contributions by coverage tier:  Employee Only, $617.96; Employee + Spouse, $1,103.96; Employee + Child(ren), $1,004.06; and Family, $1,371.26. For the period October 1, 2017 through September 30, 2018, the Company monthly contributions by coverage tier are as follows:  Employee Only, $617.96; Employee + Spouse, $1,104.16; Employee + Child(ren), $1,004.19; and Family, $1,371.31.  Benefit premiums over and above those contributed by the Company are paid by the employees, including the executive officers, through payroll deduction.

Beginning October 1, 2017, the Company contribution for executive officers was 70% of health benefits elected for the employee and their dependents. For the period October 1, 2017 through December 31, 2017, the following monthly Company contributions were made on behalf of each of the following executive officers: Mr. Ritchie $1,766.38, Mr. Taber $1,722.32, Mr. Bender $1,555.55, and Mr. Raymond $1,616.46. Messrs. Derenzo and Hunter have chosen not to cover their dependents and therefore have elected to stay on the Company contribution schedule available to all employees.

During 2017, the Company offered voluntary long-term disability programs that provides income replacement to employees and executive officers. All executive officers participated in the voluntary plan and are eligible, after a 90-day disability period, to receive benefits at a rate of 50%-60%, depending on each executive officer’s plan election, of their basic monthly earnings up to a maximum of between $5,000 and $10,000, depending on each executive officer’s plan election, until age 65 or recovery per the terms and conditions of the program.  The program is contributory and all participating employees, including executive officers, pay premiums through payroll deduction.

Perquisites and Perquisite Allowance Payments

The Compensation Committee annually reviews the perquisite program and allowances provided to each executive officer to determine if adjustments are appropriate. Mr. Ritchie is provided, and Mr. Taber was provided up until his resignation, a Company owned vehicle for his use to attend various events in the Company’s market area, for business development purposes on behalf of the Company, and for incidental personal use, including commuting to and from his home. The perquisites do not exceed $10,000 per year individually or in the aggregate.

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Other Payments

In October 2017, the Company entered into an employment agreement with Mr. Ritchie. This agreement included a reimbursement for relocation and moving expenses for up to $50,000, as incurred. During 2017, these expenses totaled $14,568.

Change in Control and Termination Benefits

Mr. Ritchie’s employment agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the “Summary Compensation Table” on page 32 of this proxy statement. The agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, Mr. Ritchie is entitled to receive severance compensation equal to twelve (12) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to Mr. Ritchie), a pro-rated portion of his prior year’s incentive compensation, and reimbursement for health insurance coverage for a period of eighteen (18) months. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twenty-four (24) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him), an incentive compensation payment in an amount equal to the average of the previous three year incentive compensation amounts, and reimbursement for health insurance coverage for a period of eighteen (18) months. Mr. Ritchie’s annual salary at December 31, 2017 was $265,000. Also, in the event of a change in control, certain equity awards may become fully vested, as described under “Long-Term Incentive Compensation” on page 24 of this proxy statement and disclosed in the table on page 34 of this proxy statement titled “Outstanding Equity Awards at Fiscal Year-End.” Based on the December 31, 2017 stock price of $15.24 the value of restricted stock that has not yet vested would be approximately $111,755.

In June 2006, the Company entered into an employment agreement with Mr. Taber. The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the “Summary Compensation Table” on page 32 of this proxy statement. The agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, the Mr. Taber is entitled to receive severance compensation equal to six (6) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him). The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to eighteen (18) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due him). Also, in the event of a change in control, certain equity awards may become fully vested, as described under “Long-Term Incentive Compensation” on page 24 of this proxy statement and disclosed in the table on page 34 of this proxy statement titled “Outstanding Equity Awards at Fiscal Year-End.” As a result of Mr. Taber’s resignation on October 31, 2017, his employment agreement was terminated and the Company agreed to pay him an amount equal to his annual salary of $334,900, payable semi-monthly beginning November 2017 and ending in October 2018, his medical insurance premiums for a period of eighteen (18) months beginning November 2018 at a rate of $2,463.42 per month, and an incentive compensation payment in the amount of $114,352.32. He is not entitled to any other benefits under his employment agreement.

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In September 2006, the Company entered into employment agreements with Messrs. Derenzo and Bender. The agreements have no stated term and can be terminated at any time by the Company or by the employee, with or without cause. The agreements provide a base salary which is disclosed in the “Summary Compensation Table” on page 32 of this proxy statement. The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, Messrs. Derenzo and Bender each would be entitled to receive severance compensation equal to six (6) months of their existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) their employment is terminated; or (ii) any adverse change occurs in the nature and scope of their salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then they would be entitled to receive severance compensation in an amount equal to twelve (12) months of their annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee). The salaries for Messrs. Derenzo and Bender at December 31, 2017 were each $215,000. Also, in the event of a change in control, certain equity awards may become fully vested, as described under “Long-Term Incentive Compensation” on page 24 of this proxy statement and disclosed in the table on page 34 of this proxy statement titled “Outstanding Equity Awards at Fiscal Year-End.” Based on the December 31, 2017 stock price of $15.24 the value of unexercised stock options would be approximately $104,088 for Mr. Derenzo and approximately $118,639 for Mr. Bender and the value of restricted stock that has not yet vested would be approximately $123,078 for Mr. Derenzo and approximately $120,853 for Mr. Bender. In addition, vesting under Messrs. Derenzo’s and Bender’s salary continuation agreements will accelerate in accordance with provisions of the agreement upon such a change in control as described under “Salary Continuation Agreements” on page 27 of this proxy statement which would result in a payment of $32,485 for each of them.

In May 2014, the Company entered into an employment agreement with Mr. Hunter. The agreement has no stated term and can be terminated at any time by the Company or Mr. Hunter, with or without cause. The agreement provides a base salary which is disclosed in the “Summary Compensation Table” on page 32 of this proxy statement. The agreement may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, Mr. Hunter is entitled to receive severance compensation equal to six (6) months of the existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of his employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twelve (12) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him). Mr. Hunter’s salary at December 31, 2017 was $196,730. Also, in the event of a change in control, certain equity awards may become fully vested, as described under “Long-Term Incentive Compensation” on page 24 of this proxy statement and disclosed in the table on page 34 of this proxy statement titled “Outstanding Equity Awards at Fiscal Year-End.” Based on the December 31, 2017 stock price of $15.24 the value of unexercised stock options would be approximately $15,989 and the value of restricted stock that has not yet vested would be approximately $120,853. In addition, vesting under Mr. Hunter’s salary continuation agreement will accelerate in accordance with provisions of the agreement upon such a change in control as described under “Salary Continuation Agreements” on page 27 of this proxy statement which would result in a payment of $32,485. As a result of Mr. Hunter’s resignation on January 3, 2017, his employment agreement was terminated and he forfeited any benefits under his employment agreement.

In December 2017, the Company entered into an employment agreement with Mr. Raymond. The agreement has no stated term and can be terminated at any time by the Company or Mr. Raymond, with or without cause. The agreement provides a base salary which is disclosed in the “Summary Compensation Table” on page 32 of this proxy statement. The agreement may be terminated with or without cause, but if the agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, Mr. Raymond is entitled to receive severance compensation equal to six (6) months of his existing base salary. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of his employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twelve (12) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him). Mr. Raymond’s salary at December 31, 2017 was $210,000. Also, in the event of a change in control, certain equity awards may become fully vested, as described under “Long-Term Incentive Compensation” on page 24 of this proxy statement and disclosed in the table on page 34 of this proxy statement titled “Outstanding Equity Awards at Fiscal Year-End;” however as of December 31, 2017, Mr. Raymond has not yet been awarded any stock options or restricted stock.

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Pay Ratio Disclosure

The annual total compensation for 2017 was $55,689 for our median employee, $540,049 for CEO Ritchie, and $672,744 for former CEO Taber. Mr. Ritchie and Mr. Taber were not employed by the Company for the entire year of 2017 and their respective annual compensation has been annualized to a full year; however, we excluded one-time severance related payments to Mr. Taber in connection to his resignation on October 31, 2017, in the amount of $330,359. The resulting ratio comparing the annual total compensation for 2017 earned by CEO Ritchie and by our median employee is 9.7 to 1. The resulting ratio comparing the annual total compensation for 2017 earned by former CEO Taber and by our median employee is 12.1 to 1.

We identified the median employee by examining the 2017 total compensation for all individuals (excluding Mr. Ritchie and Mr. Taber) who were employed by us on December 29, 2017, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis and we annualized the compensation for full-time employees that were not employed by us for all of 2017.

We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.  Our median employee participated in a cash incentive compensation plan that paid periodically during 2017 or earned incentive compensation in 2016 that was paid in 2017 and we used these amounts received in 2017 for median employee annual total compensation. CEO Ritchie earned an incentive compensation of $160,000 in 2017 and former CEO Taber earned an incentive compensation of $114,252.32 in 2017.  These incentive payments to Mr. Ritchie and Mr. Taber were used to calculate their respective annual total compensation for 2017.

COMPENSATION COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

Charles D. Fite	Michael A. Ziegler	Jeffrey Owensby	William A. Robotham
Chairman
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EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation for the years indicated awarded to or earned by individuals who served as our chief executive officer, chief financial officer and each of our other most highly compensated executive officers.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
				Option		Non-Equity	Deferred
				Stock		Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position		($) (1)	($)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
David E. Ritchie, Jr. (7)	2017	$41,155	—	$109,702	—	$160,000	—	$19,915	$330,772
President and Chief Executive	2016	—	—	—	—	—	—	—	—
Officer	2015	—	—	—	—	—	—	—	—

David T. Taber (8)	2017	$276,252	—	$83,256	—	$114,252	$204,168	$266,527	$944,455
Former President and	2016	$321,218	—	$76,285	—	$137,178	$155,072	$29,044	$718,797
Chief Executive Officer	2015	$311,862	—	$113,003	$37,069	$100,381	$133,770	$25,974	$722,059

Mitchell A. Derenzo	2017	$210,317	—	$40,390	—	$34,332	$39,326	$17,886	$342,251
Executive Vice President and	2016	$194,837	—	$27,764	—	$50,775	$36,784	$16,584	$326,744
Chief Financial Officer	2015	$189,163	—	$43,526	$15,886	$39,015	$31,212	$16,958	$335,760

Kevin B. Bender	2017	$210,317	—	$40,390	—	$34,332	$23,715	$24,875	$333,629
Executive Vice President and	2016	$194,837	—	$27,764	—	$50,775	$21,501	$22,281	$317,158
Chief Operating Officer	2015	$189,163	—	$42,560	$14,923	$36,177	$19,463	$20,214	$322,500

Loren E. Hunter (9)	2017	$193,949	—	$38,203	—	—	$20,682	$11,251	$264,085
Former Executive Vice President and	2016	$182,979	—	$25,517	—	$47,685	$18,549	$8,780	$283,510
Chief Credit Officer	2015	$173,825	—	$34,509	$9,121	$35,851	$16,591	$10,652	$280,549

Dennis F. Raymond, Jr. (10)	2017	$14,318	—	—	—	—	—	$2,189	$16,507
Executive Vice President and	2016	—	—	—	—	—	—	—	—
Chief Lending Officer	2015	—	—	—	—	—	—	—	—

(1)	Includes amounts deferred at the discretion of the named executive officers pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASU 2016-09. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value. During 2017, Mr. Ritchie was awarded 7,333 shares of restricted stock, Mr. Taber was awarded 5,481 shares of restricted stock, Mr. Derenzo was awarded 2,659 shares of restricted stock, Mr. Bender was awarded 2,659 shares of restricted stock, Mr. Hunter was awarded 2,515 shares of restricted stock, and Mr. Raymond was not awarded any shares of restricted stock. During 2016, Mr. Taber was awarded 7,501 shares of restricted stock, Mr. Derenzo was awarded 2,730 shares of restricted stock, Mr. Bender was awarded 2,730 shares of restricted stock, Mr. Hunter was awarded 2,509 shares of restricted stock and Messrs. Ritchie and Raymond were not awarded any restricted stock. During 2015, Mr. Taber was awarded 11,947 shares of restricted stock, Mr. Derenzo was awarded 4,599 shares of restricted stock, Mr. Bender was awarded 4,498 shares of restricted stock, Mr. Hunter was awarded 3,652 shares of restricted stock and Messrs. Ritchie and Raymond were not awarded any restricted stock.
(3)	The amount reported in this column represents the fair value of stock options awarded during the years shown in accordance with FASB ASU 2016-09. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value. There were no stock options awarded to the named executive officers in 2017.
(4)	Incentive compensation payments are generally paid in cash in March of each year for the prior fiscal year’s performance provided that the named executive officer remains in the Company’s employ at the time of payment, with the exception of Mr. Taber, who received his incentive compensation in November 2017 following his resignation on October 31, 2017. Mr. Hunter forfeited his 2017 incentive compensation upon his resignation from the Company on January 3, 2018.
(5)	The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation agreement and the above-market or preferential earnings on any nonqualified compensation. The above-market rate is determined by using the amount above 120% of the federal long-term rate. For 2017, the interest rate credited was 5.93% and the market rate was determined to be 3.17%. The individuals may not be entitled to the benefit amounts included as the salary continuation agreement is not fully vested (see description of the salary continuation agreements on page 27 of this proxy statement) and the deferred compensation plan is not funded.
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(6)	Amounts include 401(k) matching contributions and Company paid health and welfare benefits. Health and welfare benefits for 2017 were $3,533 for Mr. Ritchie; $19,069 for Mr. Taber; $7,443 for Mr. Derenzo; $14,431 for Mr. Bender; $1,586 for Mr. Hunter and $1,616 for Mr. Raymond. The amounts for 2017 for Mr. Taber include the value of the use of a Company-owned vehicle ($5,034), in addition to accrued vacation and paid time off in the amount of $175,808, and severance payments totaling $55,817, both of which were paid upon his termination. In the case of Mr. Ritchie, amounts include relocation expenses of $14,568.
(7)	Mr. Ritchie joined the Company on November 6, 2017. His annual salary for 2017 was $265,000, of which he received a prorated amount of $41,155 during 2017.
(8)	Mr. Taber resigned from the Company on October 31, 2017.
(9)	Mr. Hunter resigned from the Company on January 3, 2018.
(10)	Mr. Raymond joined the Company on December 7, 2017. His annual salary for 2017 was $210,000, of which he received a prorated amount of $14,318 during 2017.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the equity awards that were made pursuant to the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) to the Company’s executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement in the fiscal year ended December 31, 2017. Shareholders approved the 2010 Stock Option Plan on May 20, 2010. The Company also has a 2000 Stock Option Plan (the “2000 Stock Option Plan”). The 2000 Stock Option Plan was approved by the shareholders on September 21, 2000. The 2000 Stock Option Plan terminated the award of stock options on April 25, 2010; however, awards outstanding and unexercised remain outstanding until exercised or terminated. The Company does not have any other equity-based plans.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Award Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (2)	Maximum (#)
David E. Ritchie, Jr.	11/15/17	—	—	—	—	—	—	7,333	—	—	$109,702

David T. Taber (3)	2/15/17	—	—	—	2,741	5,481	8,222	—	—	—	$83,256

Mitchell A. Derenzo	2/15/17	—	—	—	1,330	2,659	3,989	—	—	—	$40,390

Kevin B. Bender	2/15/17	—	—	—	1,330	2,659	3,989	—	—	—	$40,390

Loren E. Hunter (4)	2/15/17	—	—	—	1,258	2,515	3,773	—	—	—	$38,203

Dennis F. Raymond, Jr.	—	—	—	—	—	—	—	—	—	—	—
(1)	It is the Company’s policy that the exercise price for each stock option and the per share value for restricted stock awards is the market value of the Company’s common stock based on the closing price on the date of the award, with the exception of the performance-based stock awards which uses the thirty (30) calendar-day trailing average closing stock price to set the target value of each award. See also the “Long-Term Incentive Compensation” on page 24 of this proxy statement for more information regarding the performance-based restricted stock awards. There is no dollar amount of consideration paid by the named executive officer on the award or vesting date of restricted stock.
(2)	The amount reported in this column represents the fair value of restricted stock and stock options awarded during the year shown for estimated future payouts for target performance for the period of 2017 to 2018 in accordance with FASB ASU 2016-09. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2017 for a discussion of the assumptions related to the calculation of such value.
(3)	Mr. Taber’s stock award received in 2017 was forfeited upon his resignation from the Company on October 31, 2017.
(4)	Mr. Hunter’s stock award received in 2017 was forfeited upon his resignation from the Company on January 3, 2018.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding stock option and restricted stock awards under the Company’s 2000 Stock Option Plan and the 2010 Equity Incentive Plan held at the end of fiscal year 2017 by the executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
												Equity
												Incentive
					Equity						Equity Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($) (14)	(#)	($)
David E Ritchie, Jr.	—		—		—	—	—	7,333	(8)	$111,755	—	—
David T. Taber	8,614	(1)	—	(1)	—	$16.19	2/20/2018	—		—	—	—
	3,672	(2)	—	(2)	—	$8.85	5/22/2024	—		—	—	—
	2,288	(2)	—	(2)	—	$9.56	5/21/2025	—		—	—	—
Mitchell A. Derenzo	4,116	(1)	—	(1)	—	$16.19	2/20/2018	738	(9)	$11,247	—	—
	1,066	(3)	—	(3)	—	$8.50	2/18/2019	3,671	(10)	$55,946	—	—
	3,226	(4)	—	(4)	—	$7.07	5/16/2022	1,008	(11)	$15,362	—	—
	4,009	(5)	2 673	(5)	—	$8.85	5/22/2024	2,659	(12)	$40,523	—	—
	1,961	(6)	2,942	(6)	—	$9.56	5/21/2025	—		—	—	—
Kevin B. Bender	4,116	(1)	—	(1)	—	$16.19	2/20/2018	663	(9)	$10,104	—	—
	4,116	(3)	—	(3)	—	$8.50	2/18/2019	3,671	(10)	$55,946	—	—
	3,226	(4)	—	(4)	—	$7.07	5/16/2022	937	(11)	$14,280	—	—
	3,604	(5)	2 402	(5)	—	$8.85	5/22/2024	2,659	(12)	$40,523	—	—
	1,842	(6)	2,764	(6)	—	$9.56	5/21/2025	—		—	—	—
Loren E. Hunter	1,126	(7)	1,659	(7)	—	$9.56	5/21/2025	3,373	(10)	$51,405	—	—
	—		—		—	—	—	573	(13)	$8,733	—	—
	—		—		—	—	—	2,515	(13)	$38,329	—	—

Dennis F. Raymond, Jr.	—		—		—	—	—	—		—	—	—

(1)	These stock options vest at a rate of 20% per year; 100% were vested as of February 20, 2013.
(2)	Mr. Taber’s stock options were 100% vested on December 31, 2017 and were exercised in January 2018.
(3)	These stock options vest at a rate of 20% per year; 100% were vested as of February 18, 2014.
(4)	These stock options vest at a rate of 20% per year; 100% were vested as of May 16, 2017.
(5)	These stock options vest at a rate of 20% per year; 60% were vested as of May 22, 2017 with remaining vesting dates of May 22, 2018 and 2019.
(6)	These stock options vest at a rate of 20% per year; 40% were vested as of May 21, 2017 with remaining vesting dates of May 22, 2018, 2019 and 2020.
(7)	Mr. Hunter’s 1,126 stock options were 100% vested on December 31 2017 and were exercised in March 2018 and his 1,659 stock options were unvested at December 31, 2017 and were forfeited upon his resignation on January 3, 2018.
(8)	These restricted stock awards vest at a rate of 33.33% per year, with remaining vesting dates of November 15, 2018, 2019, and 2020.
(9)	These restricted stock awards vest at a rate of 20% per year, with remaining vesting dates of May 22, 2018 and 2019.
(10)	These performance-based restricted stock awards vested on January 1, 2018.
(11)	These restricted stock awards vest at a rate of 20% per year, with remaining vesting dates of May 21, 2018, 2019 and 2020.
(12)	These performance-based restricted stock awards vest on January 1, 2020, subject to the Company’s share price increase relative to a selected group of financial institutions. These awards may increase, decrease, or forfeit based on the Company’s share price performance. See also the “Long-Term Incentive Compensation” on page 24 of this proxy statement for more information regarding the performance-based restricted stock awards.
(13)	These restricted stock awards were forfeited upon Mr. Hunter’s resignation on January 3, 2018.
(14)	Market value is based on the closing price of $15.24 per share of the Company’s common stock on December 31, 2017.
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OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to stock option awards exercised during fiscal year 2017 and the amount of restricted stock vested during fiscal year 2017 for each of the executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David E. Ritchie, Jr.	—	—	—	—
David T. Taber	33,753	$185,526	14,286	$210,534
Mitchell A. Derenzo	2,050	$11,130	911	$12,464
Kevin B. Bender	—	—	854	$11,691
Loren E. Hunter	—	—	191	$2,611
Dennis F. Raymond, Jr.	—	—	—	—

(1)	Value realized is calculated based on the Company’s common stock market price on the date of exercise less the exercise price multiplied by the number of shares exercised.
(2)	Value realized is calculated based on the Company’s common stock market price on the date of vesting multiplied by the number of shares vested.

PENSION BENEFITS

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement.

Pension Benefits Table

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
David T. Taber (4)	Salary Continuation Agreement	14.3	$801,833	—
Mitchell A. Derenzo	Salary Continuation Agreement	14.4	$179,975	—
Kevin B. Bender	Salary Continuation Agreement	11.0	$147,076	—
Loren E. Hunter (5)	Salary Continuation Agreement	3.6	$64,866	—
(1)	The salary continuation agreements are more fully described on page 27 of this proxy statement.
(2)	Years of credited service represents the number of years the named executive officer has participated in the pension benefit plan.
(3)	Includes amounts which the named executive officer may not be currently entitled to receive because the salary continuation agreements are only partially vested.
(4)	Mr. Taber resigned from the Company on October 31, 2017 and will begin receiving payments in 2018 under his Salary Continuation Agreement at a rate of $80,000 per year for fifteen years.
(5)	Mr. Hunter resigned from the Company on January 3, 2018 and will begin receiving payments in 2018 under his Salary Continuation Agreement in at a rate of $7,500 per year for fifteen years.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentive compensation.

The following table summarizes information for the fiscal year 2017 with respect to participation in the Deferred Compensation Plan (the Company’s only nonqualified deferred compensation plan) by the executive officers named in the “Summary Compensation Table” on page 32 of this proxy statement.

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Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (3)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2) (3)
David E. Ritchie, Jr.	—	—	—	—	—
David T. Taber	—	—	$123,825	—	$2,155,802
Mitchell A. Derenzo	$36,694	—	$34,580	—	$617,125
Kevin B. Bender	—	—	—	—	—
Loren E. Hunter	—	—	—	—	—
Dennis F. Raymond, Jr.	—	—	—	—	—
(1)	Earnings credited to the accounts are based upon the terms of the Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2017 was 5.93%.
(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 27 of this proxy statement.
(3)	Amounts included in the contributions and earnings columns and the aggregate balance at last fiscal year-end are reported as compensation to the named executive officer in the “Summary Compensation Table” on page 32 of this proxy statement for the years indicated.

EQUITY COMPENSATION PLAN INFORMATION

The chart below summarizes information under which shares of the Company’s common stock are authorized for issuance through the 2010 Equity Incentive Plan and the 2000 Stock Option Plan as of December 31, 2017. Both the 2010 Equity Incentive Plan and the 2000 Stock Option Plan were approved by the Company’s shareholders. The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	97,543	(1)	$11.26	1,223,297	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	97,543		$11.26	1,223,297
(1)	Represents shares reserved but unissued under the 2000 Stock Option Plan and the 2010 Equity Incentive Plan. The 2000 Stock Option Plan terminated the award of stock options on April 25, 2010. No new award of stock options can be made under the 2000 Stock Option Plan and any shares reserved will either be exercised or will be forfeited. As of December 31, 2017, there were 43,073 outstanding stock options awarded under the 2010 Equity Incentive Plan.
(2)	Represents shares that were eligible for award as of December 31, 2017, under the 2010 Equity Incentive Plan. This amount does not include 49,053 shares of restricted stock and 43,073 stock options that were awarded, but have not yet vested or been exercised.

TRANSACTIONS WITH RELATED PERSONS

The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction described below that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members.

American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations. The lease term is 3 years and expires on November 30, 2019. The premises consist of 3,711 square feet on the ground floor. The current monthly rent is $6,308. The approximate aggregate rental payments for the period from January 1, 2018 through the lease term expiring on November 30, 2019 will be $145,100. The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules. The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

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Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, since January 1, 2017, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons. Management believes that in 2017 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Crowe Horwath LLP (“Crowe”) served the Company as its independent registered public accountants and auditors for the fiscal years ended December 31, 2017 and 2016, at the direction of the Audit Committee and the Board of Directors of the Company. Crowe does not have any interests, financial or otherwise, in the Company. The services rendered by Crowe during the 2017 and 2016 fiscal years were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

The table below summarizes the services rendered to the Company by Crowe during and for the 2017 and 2016 fiscal years.

	2017	2016
Audit Fees (1)	$233,800	$172,500
Audit-Related Fees (2)	12,900	12,900
Tax Fees (3)	21,900	20,500
All Other Fees (4)	—	4,000
Total Accounting Fees	$268,600	$209,900

(1)	Audit fees consisted of services rendered by Crowe for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2017 and 2016. For 2017, these fees also included the audit of the Company’s internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.
(3)	Tax fees consisted principally of services rendered by Crowe for assistance relating to tax compliance and reporting for fiscal years 2017 and 2016.
(4)	All other fees, if any, are professional services related to consultation.

The Audit Committee approved each professional service rendered by Crowe during the 2017 and 2016 fiscal years and considered whether the provision of such services is compatible with Crowe maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Crowe. These services included audit, tax and other services described above. The Audit Committee Charter attached as ANNEX C includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Crowe during the 2017 and 2016 fiscal years. It is anticipated that one or more representatives of Crowe will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

The ratification of the selection of Crowe as the Company’s independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting. In the event such selection is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent registered public accountants for the fiscal year ended December 31, 2018. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the current intention of the Board of Directors that the selection of Crowe for the fiscal year ended December 31, 2018 will remain in effect; however, the Board of Directors also retains the power to select another independent registered public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company and its shareholders require such a change.

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Recommendation of Management

The Board of Directors has selected Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and recommends that shareholders vote “FOR” the ratification of the selection of Crowe Horwath LLP.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Audit Committee consists of the following members of the Company’s Board of Directors: Philip A. Wright, Michael A. Ziegler and William A. Robotham (Chairman and Audit Committee Financial Expert). Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent registered public accountants report directly to the Audit Committee. The written Audit Committee charter adopted by the Board of Directors is attached to this proxy statement as ANNEX C.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2017 with management and Crowe Horwath LLP, the Company’s independent registered public accountants.  The Audit Committee has also discussed with Crowe Horwath LLP, the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) as may be modified or supplemented.  The Audit Committee has also received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Crowe Horwath LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of American River Bankshares Board of Directors:

Philip A. Wright	Michael A. Ziegler	William A. Robotham
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PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with the opportunity to vote on an advisory (non-binding) basis, to approve the compensation of our named executive officers as further described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, including the related compensation tables and narrative discussion. This proposal, commonly known as a “Say on Pay” proposal, provides our shareholders the opportunity to express their views on our executive officer compensation program, as it relates to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We ask our shareholders to indicate their support for our executive officer compensation program for our named executive officers and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the discussion in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee may, in their respective sole discretion, take into account the outcome of the vote when considering future executive officer compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion for a detailed discussion of the Company’s executive officer compensation program for our named executive officers.

Recommendation of Management

The Board of Directors unanimously recommends a vote “FOR” the approval of Proposal No. 3 and the compensation for our named executive officers.

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ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2017 is being mailed or made available electronically to shareholders simultaneously with this proxy statement.

ANNUAL DISCLOSURE STATEMENT

American River Bank has prepared an Annual Disclosure Statement as required by FDIC regulations, a copy of which may be obtained upon written request to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, SECRETARY, AMERICAN RIVER BANKSHARES, 3100 ZINFANDEL DRIVE, SUITE 450, RANCHO CORDOVA, CA 95670.

WEBSITE

Information regarding the Company may be obtained from the Company’s website at www.americanriverbank.com. Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “Investor Relations” link on the menu item on the Company website, then select the “Company News” link and then the “SEC Filings” link to view or download copies of reports including Form 10-K, 10-Q or 8-K, or the “Section 16 Filings” link to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS’ PROPOSALS

The 2019 Annual Meeting of Shareholders will be held on May 16, 2019. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2019 Annual Meeting of Shareholders is December 8, 2018. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

OTHER MATTERS

The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting and at any and all postponements or adjournments thereof in accordance with the terms of such proxies.

Dated: April 6, 2018	AMERICAN RIVER BANKSHARES

By:
Stephen H. Waks
Corporate Secretary

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ANNEX A

AMERICAN RIVER BANKSHARES

BOARD OF DIRECTORS

NOMINATING COMMITTEE CHARTER

I.	Membership

The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Nominating Committee of at least three (3) members and shall designate one member as chairperson. The members of the Nominating Committee shall serve at the discretion of the Board of Directors. The members of the Nominating Committee must be independent directors and their independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market rules.

II.	Purpose

The purpose of the Nominating Committee is to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.	Nomination Process

1.	Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources, (d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

2.	Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors. Directors who are not independent shall not vote, but may be present.

3.	Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate. Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom the applicant has shared addresses.

4.	The Nominating Committee considers diversity in identifying director nominees including differences of viewpoint, professional experience, education and skill that contributes to the Board of Directors heterogeneity in addition to considerations of race, gender and national origin. The effectiveness of the Board of Directors is measured through each director’s participation and contribution in freely open, give and take discussions that enables the Board of Directors to function well as a unit.
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5.	Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee. This review will include a number of factors, including but not limited to a review of attendance, participation, continuing education, investment in shares, business development and community involvement. In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

6.	Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

IV.	Frequency of Meetings

The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.	Conflicts

Any conflicts between the provisions of this Charter and the provisions of the Company’s bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company’s bylaws.
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ANNEX B

AMERICAN RIVER BANKSHARES

COMPENSATION COMMITTEE CHARTER

1.             Membership. The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Compensation Committee of at least three (3) members, consisting entirely of independent directors, and shall designate one member as chairperson. The members of the Compensation Committee shall serve at the discretion of the Board of Directors. For purposes hereof, an “independent” director is a director who qualifies as independent under the definition of “independence” contained in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and the NASDAQ Listing Rules, as amended, including (a) the definition of independence under NASDAQ Rule 5605(a)(2); (b) the requirement that the director not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof; provided, that compensatory fees shall not include (i) fees received as a member of the Compensation Committee, the Board of Directors or any other Board of Directors committee, or (ii) the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (c) the determination by the Board of Directors of whether a director is eligible to serve on the Compensation Committee after consideration of any affiliation by the director with the Company, with any of the Company’s subsidiaries, or with any affiliate of a subsidiary of the Company and whether any such affiliation would impair the director’s judgment as a member of the Compensation Committee.

2.             Purpose, Duties and Responsibilities. The purpose of the Compensation Committee is to (a) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers and directors, and, in the case of equity compensation, other key employees; and (b) review and approve the annual report on compensation for inclusion in the Company’s proxy statement for the annual meeting of shareholders under the caption, “Compensation Committee Report.”

The duties and responsibilities of the Compensation Committee shall include the actions described below.

•	Conduct oversight of the Company’s overall compensation strategy and objectives pursuant to the goals of the Company including, but not limited to, assessment of the risks, if any, to the Company from such compensation strategy and related compensation incentives, strategies and objectives and a determination of whether any risks are presented thereby which are reasonably likely to have a material adverse effect on the Company. If the Compensation Committee determines that any risks are presented which are reasonably likely to have a material adverse effect on the Company, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.

•	Review and recommend to the Board of Directors changes to the structure and design of the compensation elements for executive officers including annual base salary, annual cash incentive compensation, long-term equity incentive compensation, retirement plans (e.g. 401(k), deferred compensation, and salary continuation agreements), and change in control benefits and severance.

•	Review and recommend to the Board of Directors changes in the structure and design of the compensation elements for directors of the Company and its subsidiaries and any committees thereof, including cash (e.g., meeting fees and retainers), and the long-term equity incentive compensation plans.

•	Review and recommend to the Board of Directors the appropriate peer group to be used in benchmarking executive officer and director compensation.
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•	Annually recommend to the Board of Directors the compensation of the Chief Executive Officer (“CEO”), including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.

•	Annually recommend to the Board of Directors, the compensation of other executive officers (based on the recommendation of the CEO) including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.

•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Compensation Plan.

•	Recommend to the Board of Directors changes to the compensation of directors of the Company and/or any subsidiary of the Company.

•	Recommend to the Board of Directors annual equity awards to directors, executive officers and other key employees, pursuant to Board of Directors approved equity awards methodology.

•	Recommend to the Board of Directors the participants in the Company’s Deferred Compensation Plan.

•	Recommend to the Board of Directors employment and/or severance agreements for the executive officers.

•	Periodically review and recommend to the Board of Directors changes to executive officer retirement benefits, employment agreements, change in control benefits and severance plans.

•	Periodically review the Company succession plans relating to positions held by the executive officers and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

•	Annually review and recommend to the Board of Directors for approval such changes to this Charter, if any, as may be deemed necessary.

•	Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (a) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and (b) the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

•	Perform such other duties and responsibilities as may be required by the rules and regulations which govern the Company and are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

3.             Subcommittees. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two (2) members of the Compensation Committee.

4.             Authority. The Compensation Committee shall have the following authority in order to discharge its duties and responsibilities:

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•	The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. In furtherance of this authority, the Compensation Committee shall have authority to retain and terminate any such adviser and to approve reasonable compensation and the terms and conditions applicable to the services of the adviser.

•	The Compensation Committee shall be directly responsible for the oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Compensation Committee.

•	The Company must provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Compensation Committee.

•	The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel, only after taking into consideration the following factors:

(a)	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;

(b)	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

(c)	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

(d)	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Compensation Committee;

(e)	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and

(f)	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

•	Nothing in this Charter shall be construed to (a) require the Compensation Committee to implement or act consistently with the advice or recommendations of the compensation consultant, legal counsel or other adviser to the Compensation Committee; or (b) affect the ability or obligation of a Compensation Committee to exercise its own judgment in fulfillment of the duties of the Compensation Committee.

•	Nothing in this Charter requires a compensation consultant, legal counsel or other compensation adviser to be independent, only that the Compensation Committee consider the above enumerated independence factors before selecting, or receiving advice from, a compensation adviser. The Compensation Committee may select, or receive advice from, any compensation adviser the Compensation Committee prefers, including advisers that are not independent, after considering the six independence factors enumerated above.

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•	The Compensation Committee is not required to conduct an independence assessment for a compensation adviser that acts in a role limited to the following activities for which no disclosure is required under Item 407(e)(3)(iii) of Regulation S-K: (a) consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; and/or (b) providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the adviser, and about which the adviser does not provide advice.

5.             Meetings. The Compensation Committee will meet as often as may be deemed necessary or appropriate either in person or telephonically, and at such times and places as the Compensation Committee determines, but in no event less frequently than three times per year. A majority of the members of the Compensation Committee shall constitute a quorum for all purposes. The CEO is an invited guest to the Compensation Committee meetings and can be present but not vote at discussions regarding compensation matters regarding other executive officers or directors. The CEO cannot be present during deliberations or voting on CEO compensation matters.

The Compensation Committee Chairperson may also invite compensation consultants or other advisers and members of management to attend any meeting and to provide pertinent information as necessary. The Compensation Committee will report regularly to the Board of Directors with respect to the meetings and activities of the Compensation Committee described in this Charter.

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ANNEX C

AMERICAN RIVER BANKSHARES

AUDIT COMMITTEE CHARTER

The Audit Committee (“Committee”) is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

1.    The integrity of the Company’s financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

2.    The independence, qualifications and performance of the Company’s Independent Registered Public Accounting Firm (“independent public accountants”);

3.    The performance of the Company’s independent internal control, loan and compliance auditors;

4.    Communications among the independent public accountants, management, independent internal control auditors, and the Board of Directors; and

5.    Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

1.    Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable NASDAQ listing rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

2.    The ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

At least one member of the Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be “financially sophisticated” as defined in applicable NASDAQ listing rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company’s management, independent public accountants and independent internal control, loan and compliance auditors.

The Committee may request any officer or employee of the Company, or the Company’s counsel, or independent public accountants, or independent internal control, loan and compliance auditors, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

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COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or NASDAQ.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or NASDAQ, or as the Committee deems necessary or appropriate, shall perform the following:

1.     Financial Statement and Disclosure Matters

(a)   Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company’s Annual Report on Form 10-K.

(b)   Review with management, the independent public accountants, the independent internal control auditors and Company counsel any certification provided by management related to the Company’s financial statements. Review with management, the independent public accountants, and the independent internal control auditors management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal controls over financial reporting and compliance with the applicable laws and regulations.

(c)   Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any actions taken or adopted in light of material control deficiencies.

(d)   Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company’s management.

(e)   Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

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(f) Review with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(g)   Review with the independent public accountants (i) the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) and Auditing Standard No. 2410 (Related Parties), as amended, modified or supplemented; (ii) the written disclosures and the letter from the independent public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of the independent public accountants’; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(h)   Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

2.     Independent Public Accountant Oversight

(a)   Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

(b)   On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant’s independence, (ii) the independent public accountant’s internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant’s firm, and the steps taken to deal with those issues.

(c)   Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

(d)   Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company’s account and who would be employed by the Company in a financial reporting oversight role.

(e)   Meet with the independent public accountants prior to the Company’s audit to discuss the planning and staffing of the audit.

3.     Internal Audit Oversight

(a)   Approve the appointment and replacement of the independent firm of independent internal control auditors; including the independence and authority of the auditors’ reporting obligations.

(b)   Review significant reports to management prepared by the auditors and management’s responses.

(c)   Review with the auditors and management the auditors’ responsibilities, budget and staffing and any recommended changes in the planned scope of the independent internal control audit.

(d)   Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

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(e)   Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

(f)   Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

4.     Compliance and Internal Control Oversight

(a)   Review reports and disclosures of insider and related/affiliated party transactions.

(b)   Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s internal controls, financial statements or accounting policies.

(c)   Review legal matters that may have a material impact on the financial statements or the Company’s compliance policies with the Company’s counsel.

(d)   Review the adequacy and effectiveness of the Company’s internal controls and security matters with management, the independent internal control auditors and the independent public accountants.

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DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 17, 2018 - 3:00 p.m. Pacific Time

Rancho Cordova City Hall

American River Room North

2729 Prospect Park Drive

Rancho Cordova, CA 95670

Directions:

East

HWY 50 East

Exit Zinfandel Drive

Continue on Gold Center Drive

Turn Right on Prospect Park Drive

Destination will be on the right

West

HWY 50 West

Exit Zinfandel Drive

Turn Left at Zinfandel Drive

Turn Left on White Rock Road

Turn Left on Prospect Park Drive

Destination will be immediately on the left

Map:

American River Bankshares

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 17, 2018.

Vote by Internet

- Go to **www.envisionreports.com/AMRB**
- Or scan the QR code with your smartphone
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Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
01 - Nicolas C. Anderson	☐	☐	02 - Kimberly A. Box	☐	☐	03 - Charles D. Fite	☐	☐
04 - Jeffery Owensby	☐	☐	05 - William A. Robotham	☐	☐	06 - David E. Ritchie, Jr.	☐	☐
07 - Stephen H. Waks	☐	☐	08 - Philip A. Wright	☐	☐	09 - Michael A. Ziegler	☐	☐

Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1 U P X 3 7 2 6 6 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02T0WC

2018 Annual Meeting Admission Ticket

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Directions to the American River Bankshares 2018 Annual Meeting

FOLSOM BOULEVARD
GOLD CENTER DR
DATA DRIVE
ZINFANDEL DRIVE
SUNRISE BLVD
RANCHO CORDOVA CITY HALL/
AMERICAN RIVER ROOM NORTH

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

American River Bankshares

Proxy — American River Bankshares

PROXY FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2018

The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2018 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 6, 2018 and revoking any Proxy heretofore given, hereby constitutes and appoints David E. Ritchie, Jr. and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2018 Annual Meeting of Shareholders of American River Bankshares to be held at the Rancho Cordova City Hall, American River Room North, 2729 Prospect Park Drive, Rancho Cordova, California, 95670 on May 17, 2018 at 3:00 p.m. Pacific Time or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE

American River Bankshares

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Nicolas C. Anderson	☐	☐	02 - Kimberly A. Box	☐	☐	03 - Charles D. Fite	☐	☐
04 - Jeffery Owensby	☐	☐	05 - William A. Robotham	☐	☐	06 - David E. Ritchie, Jr.	☐	☐
07 - Stephen H. Waks	☐	☐	08 - Philip A. Wright	☐	☐	09 - Michael A. Ziegler	☐	☐

Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 7 2 6 6 9 2

02T0XC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American River Bankshares

Proxy — American River Bankshares

PROXY FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2018

The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2018 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 6, 2018 and revoking any Proxy heretofore given, hereby constitutes and appoints David E. Ritchie, Jr. and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2018 Annual Meeting of Shareholders of American River Bankshares to be held at the Rancho Cordova City Hall, American River Room North, 2729 Prospect Park Drive, Rancho Cordova, California, 95670 on May 17, 2018 at 3:00 p.m. Pacific Time or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE

American River Bankshares

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/AMRB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the American River Bankshares Shareholder Meeting to be Held on May 17, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AMRB

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/AMRB** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

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Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the American River Bankshares 2018 Annual Meeting

FOLSOM BOULEVARD
GOLD CENTER DR
DATA DRIVE
50
HQ
RANCHO CORDOVA CITY HALL/
AMERICAN RIVER ROOM NORTH
2729 PROSPECT PARK DRIVE
RANCHO CORDOVA, CA 95670

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/AMRB**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials American River Bankshares" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.

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